UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________

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SYNCHRONY FINANCIAL
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Notice of 2026 Annual Meeting of Stockholders
Dear Stockholders:
You are invited to attend Synchrony Financial’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 24, 2026, at 9:00 a.m., Eastern Time, for the following purposes:
•To elect the 12 directors named in the proxy statement for the coming year;
•To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026;
•To approve our named executive officers’ compensation in an advisory vote; and
•To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.
The meeting will be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. Our virtual meeting is designed to afford all attendees the same rights and opportunities to participate as they would at an in-person meeting. During the live Q&A session of the meeting we will answer questions as they come in, and we commit to publishing each relevant question received following the meeting. The live webcast will be available to stockholders and the general public at the time of the meeting, and a replay of the meeting will be made publicly available on the company’s website. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2026.
To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 9:00 a.m., Eastern Time. Online check-in will begin at 8:45 a.m., Eastern Time, and we recommend that you allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on April 27, 2026. Proxy materials are being mailed or made available to stockholders on or about April 29, 2026. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.
Sincerely,
Jonathan S. Mothner
Executive Vice President,
Chief Risk and Legal Officer
April 29, 2026

Proxy Logistics at a Glance
Date
June 24, 2026
Time
9:00 a.m., Eastern Time

Virtual Meeting
Website Address
www.virtualshareholder meeting.com/SYF2026
Record Date
April 27, 2026
Important Notice Regarding
Internet Availability of Proxy
Materials for the 2025
Annual Meeting to be Held on
June 24, 2026
Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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2026 Annual Meeting and Proxy Statement / 3

Proxy Summary

This summary highlights certain information in this proxy statement in connection with our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company,” “Synchrony,” “we,” “us” and “our” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to pages 70 - 72 of this proxy statement. Proxy materials are being mailed or made available to stockholders on or about April 29, 2026.

Logistics	Voting

Date June 24, 2026	By Mail You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by June 23, 2026).

Time 9:00 a.m., Eastern Time

By Telephone
You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on June 23, 2026.

Virtual Meeting Website Address www.virtualshareholdermeeting.com/SYF2026

Record Date April 27, 2026

By the Internet
In Advance
You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code included on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on June 23, 2026.
At the Annual Meeting
You may attend the virtual Annual Meeting by visiting this internet website address: www.virtualshareholdermeeting.com/SYF2026.

Eligibility to Vote You are eligible to vote if you were a stockholder of record at the close of business on April 27, 2026.

Agenda

Election of 12 directors named in this proxy statement	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026	Advisory approval of our named executive officers’ compensation

Voting standard: Majority of votes cast Page Reference — 16 Board Recommendation FOR	Voting standard: Majority of votes cast Page Reference — 30 Board Recommendation FOR	Voting standard: Majority of votes cast Page Reference — 31 Board Recommendation FOR

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Proxy Summary
Synchrony Financial is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. We provide our partners and consumers with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. Our offerings include private label, dual, co-brand and general purpose credit cards, as well as short- and long-term installment loans and consumer banking products.
These partner relationships, financing solutions and digital capabilities support our progress toward a singular goal: helping more Americans gain access to healthy credit they can use responsibly, supporting the businesses that depend on customers being able to buy, and contributing to local economies that are stronger because more people can participate in them.
In 2025, we continued to focus on growing and deepening our partnership relationships, diversifying the markets we serve, investing in new capabilities and expanding access to credit, including through our acquisition of Versatile Credit. We also delivered strong financial results while driving progress toward our long-term financial targets.

2025 Financial and Business Highlights

$3.6B	3.0%	$103.8B	$3.3B
net earnings	return on assets	loan receivables	capital returned to stockholders

34.3%	75+	68.9M	$182.3B
efficiency ratio	new or renewed partnerships	average active accounts	purchase volume

At Synchrony, being a responsible corporate citizen is deeply ingrained into our culture, and we see it as both the right thing to do and strategically sound. In 2025, our employees devoted their time, energy and compassion to various volunteer efforts. We also partnered with local nonprofit organizations to help provide the resources and support they need to improve the lives of those they serve. Additionally, through programs such as the Synchrony Fair Financing Principles and the more than $1 million in financial literacy grants issued in 2025 alone, we equip people in the communities we serve with knowledge and tools to manage credit responsibly.

2025 Community Highlights

~44K	total employee volunteer hours	~$21M	donated	including more than $6.8M in matching gifts and $9M donated for Education as an Equalizer initiative

Our over 19,000 full-time employees are essential to our financial performance and ability to deliver on our strategic objectives. We continue to invest in our employees through development and training, and maintain a strong culture that allows our employees to perform their best. In 2025, this helped us once again be recognized as a top 5 Best Company to Work For® in the U.S. by Fortune and Great Place to Work® and in 2026, Synchrony earned the #1 spot.

2025 Training and Development Highlights

600K+	courses completed	30	average course completions per employee	18	average hours of training per employee

Across our entire employee population

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Corporate Governance

Corporate Governance
We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and regularly reviews our governance practices to evaluate evolving best practices and stockholder feedback.

Our Board plays an integral role in guiding our strategic direction, promoting a culture of trust and accountability, and maintaining strong corporate governance practices designed to serve the needs and interests of the Company, its stockholders, employees and other stakeholders. In October 2025, Deborah Ellinger joined the Board, adding to the Board’s expertise in health and wellness and retail, as well as brand and marketing, strategic planning and risk oversight and management.

Synchrony Board by the Numbers

11	of	12	6	independent directors	7	years	46 - 74
directors are independent			added since 2019		average tenure		age range

A few of our corporate governance best practices include:
Board Leadership Structure
Our Board is led by Jeffrey Naylor, our non-executive chair of the Board (“Chair”). Mr. Naylor assumed this role in April 2023 after serving as Lead Independent Director since April 2021, and has served as an independent director on our Board since 2014.
Our Board, led by the Nominating and Corporate Governance Committee, annually reviews the Board’s leadership structure and has determined to re-elect Mr. Naylor as non-executive Chair. We continue to believe that having an independent director serve as the non-executive Chair of the Board is in the best interests of our stockholders and is the appropriate leadership structure for the Company at this time. The separation of roles allows our Chair to focus on the organization and effectiveness of the Board. At the same time, it allows our President and Chief Executive Officer (“CEO”) to focus on executing our strategy and managing our operations, performance and risks.
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Corporate Governance
Board’s Role in Strategy
The Board actively oversees the Company’s strategic direction and the performance of our business and management. On an annual basis, the Board conducts an intensive, multi-day review of the Company’s short-, medium- and long-term strategic plan, taking into consideration economic, consumer, technology, regulatory and other significant trends and changes, as well as other developments in the industry impacting our business. The Board’s input is then incorporated into the strategic plan and the plan is presented for approval at the subsequent Board meeting. The output of these meetings provides the strategic context for the Board’s discussions at its meetings throughout the next year, including regular updates and feedback from the Board on the Company’s progress on its strategic plan and deep dives on developments in important areas such as credit, cybersecurity and new and developing technologies, for example, generative artificial intelligence. In addition, the Board regularly discusses and reviews feedback on strategy from our stockholders and other stakeholders, and often engages with internal and external experts and advisors to ensure our strategy reflects the latest competitive and regulatory landscape.
The Company continues to leverage its lending expertise, disciplined credit underwriting and consistent innovation with the aim of expanding and deepening the role we play across the consumer finance and payments ecosystem. The Board will oversee the plan to continue to expand access to credit and invest in digital innovations to provide financial solutions that continue to strengthen our customer relationships and cement our position as a partner of choice.

Expanding Access to Credit and Opportunity
Providing access to financial solutions that help build credit, encourage savings and create real-life opportunities is at the core of what we do at Synchrony.
Nearly 50 million people—more than one in ten Americans—are what economists call “credit invisibles.” Unseen by the traditional financial system because they lack a usable credit score, these Americans often cannot access the credit they need to participate fully in the economy, pursue life’s milestones or build long-term financial stability. And the consequences go beyond being denied credit. When someone has a thin, or no, credit file, everyday basics can get more expensive: a bigger security deposit to rent an apartment, a higher interest rate on a car loan or paying more for essentials like a phone plan or utilities.
Synchrony has made it a core commitment to help address this challenge by expanding access to responsible credit. We see credit as something practical and personal: it helps working families afford what they need, helps people manage the unexpected and gives individuals a meaningful chance to improve their financial situation. The customers we serve reflect this focus. Many are working families or individuals earning less than $75,000 a year, and for them, access to responsible credit is not simply a convenience, it can influence whether they are able to move forward or are left behind.
We believe that consumers who manage their financial lives responsibly should have a fair opportunity to be evaluated for credit, regardless of what a single score may say about them. That belief is built into how we make credit decisions. Synchrony PRISM, our proprietary credit decisioning platform, looks beyond the traditional credit score. It evaluates creditworthiness from a pool of more than 9,000 data points, including cash flow patterns, rent payment history and signals from our merchant network. The system is designed to build a real-time, current picture of a person’s financial situation rather than relying solely on a number that may not tell the whole story. The result is that individuals who might be turned away by conventional models can receive a more complete and fair evaluation.
One concrete example is our participation in Project REACh, the Office of the Comptroller of the Currency’s Roundtable for Economic Access and Change. Through this program, Synchrony PRISM helped approve nearly 70,000 Americans for their very first credit line. More than half of those new cardholders reached a prime credit score within 12 months, opening doors to mortgages, auto loans, and other financial products that had previously been out of reach. These are tangible outcomes for people whose financial lives changed because they were finally able to access mainstream credit.
The impact reaches businesses too: Credit access is critical to the hundreds of thousands of small and mid-sized businesses and health and wellness providers that accept our products. Our partners, who operate from more than 500,000 merchant and provider locations around the country, rely on Synchrony financing to serve customers that other lenders may not approve. When we help a consumer qualify for credit, we are also supporting the shop owner, the dental practice or the home improvement contractor who depend on that sale.

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Corporate Governance
Board’s Role in Risk Oversight
We manage enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees and day-to-day implementation by a dedicated risk management team led by the Chief Risk Officer (“CRO”), a role currently held by our Chief Risk and Legal Officer. The CRO functionally reports to the chair of our Board’s Risk Committee. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.
The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the President and CEO, the Chief Financial Officer (“CFO”), the CRO, the Deputy General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company, along with any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees, which report regularly to the Board on the areas within their respective remits.
The following illustration provides an overview of our committee-focused governance structure, at both the Board and management committee-level, for the Company’s risk management program.

The Board delegates certain of its risk oversight responsibilities to its committees. The Risk Committee of the Board has responsibility for the oversight of the risk management program, and the four other board committees have oversight roles with respect to risk management within their respective oversight areas.

Risk Committee	Audit Committee	Management Development and Compensation Committee	Nominating and Corporate Governance Committee	Technology Committee

Several management committees and subcommittees have important roles and responsibilities in administering the risk management program, including:
This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our enterprise risk management philosophy.

The enterprise risk management philosophy is to ensure that all relevant risks are appropriately identified, measured, monitored and controlled. At Synchrony, risk management is organized around eight major risk categories:

Enterprise Risk Management Committee	Credit Risk	Market Risk

Management Committee	Liquidity Risk	Operational Risk

Asset and Liability Management Committee	Compliance Risk	Legal Risk

Capital Management Committee	Strategic Risk	Reputational Risk

The CRO manages our risk management team and is responsible for establishing and implementing standards for the identification, management, measurement, monitoring and reporting of risk on an enterprise-wide basis. The CRO regularly reports to the Board of Directors and the Risk Committee on risk management matters. The approach in executing our enterprise risk management philosophy focuses on leveraging risk expertise to drive enterprise risk management using a strong governance framework structure, a comprehensive enterprise risk assessment program and an effective risk appetite framework.
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Corporate Governance
Responsibility for risk management flows to individuals and entities throughout our Company, including the Board, Board committees, management committees and subcommittees and senior management. The corporate culture and values, in conjunction with the risk management accountability incorporated into the integrated Enterprise Risk Governance Framework, which includes the committee-focused governance structure described above and three distinct “Lines of Defense” (as illustrated below), has facilitated, and is expected to continue to facilitate, the evolution of an effective risk management presence across the Company.

First Line of Defense	Second Line of Defense	Third Line of Defense

•Comprises business areas whose day-to-day activities involve decision-making and associated risk-taking for the Company

•Responsible for identifying, assessing, managing and controlling risk, and for mitigating our overall risk exposure

•Formulates strategy and operates within the Company’s risk appetite and risk governance framework

•Also known as the independent risk management organization

•Provides oversight of first line risk-taking and management

•Assists in determining risk capacity, risk appetite and the strategies, policies and structure for managing risks

•Owns the risk governance framework

•Comprises Internal Audit

•Provides independent and objective assurance to senior management and to the Board and the Audit Committee that the first and second line risk management and internal control systems and its governance processes are well-designed and working as intended

Additionally, our compliance program is a key component of our overall risk governance framework. Our compliance team, which is part of our risk management organization, provides oversight and supervision by identifying regulations with which Synchrony must comply, assessing risks associated with non-compliance, developing policies and training, and monitoring risk through assessments, testing and reporting. This team is led by our Chief Compliance Officer, who reports to our CRO. Our compliance function includes personnel aligned to business processes, as well as fair lending, preventing unfair, deceptive or abusive acts or practices (“UDAAP”), responsible marketing and our sales platforms. The compliance team also leads our Ombuds program and provides oversight of the consumer complaints program.
The compliance function also leads our compliance training program, through which all employees (including part-time employees) and our Board receive training on our code of conduct, which covers a broad range of topics, including data security; fair dealing; UDAAP and illegal discrimination; anti-money laundering and sanctions; and anti-bribery and anti-corruption. And all employees with roles that may directly or indirectly impact our customers, as well as our Board, receive additional targeted training, including an overview of banking laws and regulation, and more in-depth content on fair lending and anti-money laundering and sanctions. This population of employees—which constitutes nearly all of our employees—is required to refresh their training in these areas annually. Our compliance training program offers further support in the form of functional training, detailed procedures and job aids, and regular communications to reinforce key compliance topics.
Fair dealing extends to our suppliers’ employees, too. We assign them courses based on the type of work they perform for the Company and their level of interaction with Synchrony customers. Most supplier employees in the training program complete similar courses on fair lending, UDAAP and other banking laws on the same timetable as our own employees.
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Corporate Governance
Board Oversight of Cybersecurity and Technology
The protection and security of financial and personal information of our consumers is one of the Company’s highest priorities. To that end, we have an extensive cybersecurity oversight framework in place, which includes oversight of cybersecurity risk. Our information security team, led by a Chief Information Security Officer (“CISO”), in collaboration with our Risk Committee and our executive leadership team, closely monitors our information security program, including our strategy and information security policies and practices. The CISO role reports directly to our Chief Technology and Operating Officer and on a dotted line basis to our CRO. The Risk Committee receives reports and briefings on our information security and enterprise risk management programs at least quarterly, including the results of any external audits, examinations and evaluations, as well as maturity assessments of our information security program, and at least one of these sessions is held jointly with the Audit Committee. The Risk Committee and Audit Committee report regularly to the Board on the topics covered during these briefings. The Board also receives reports on cybersecurity and the Board ensures that it includes members with cybersecurity experience. The information security program includes administrative, technical and physical safeguards and is designed to provide an appropriate level of protection to maintain the confidentiality, integrity and availability of our Company’s, our partners’ and our customers’ information. This includes protecting against known and evolving threats to the security or integrity of customer records and information, and against unauthorized or unintended access, compromise, disruption, loss or destruction of Company, partner and customer records or information and of our information systems. For more information regarding our cybersecurity risk management strategy and governance, please see “Item 1C. Cybersecurity” in our Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 6, 2026.
A key part of our strategic focus is the continued development of innovative, efficient and flexible technology to deliver products and services that meet the needs of our partners and customers and enables us to operate our business efficiently. The integration of our technology with our partners is at the core of our value proposition, enabling us to anticipate and deliver the experiences and tools our partners and consumers want, while reducing fraud and enhancing customer service. Recognizing the importance of technology and innovation to our future success, and in order to better leverage the Board’s technology expertise, we have a committee of the Board devoted exclusively to technology and innovation. The Technology Committee reviews and advises the Board on major strategies and other subjects relating to the Company’s approach to technology-related innovation, the technology development process and existing and emerging technologies, including generative artificial intelligence technologies, such as agentic artificial intelligence. The Chair of the Technology Committee is Art Coviello, a leader in the technology industry and former Executive Vice President of EMC Corporation and Executive Chairman of RSA Security, Inc.

Our Responsible and Secure Approach to Innovation
Information security and maintaining the privacy of consumer data are top priorities at Synchrony. We strive to maintain the confidentiality, integrity and availability of our clients’ and customers’ information across services, and to deliver innovative products and capabilities that drive value for our customers and partners. Access to and appropriate use of data is a critical component of our ability to do so.
Our information security program is supported by regular training of information security employees, as well as training and awareness activities for employees throughout the company. In 2025, we continued to enhance our Information Security Training and Awareness Program, strengthening our overall message via heightened awareness and targeted training—99.9% of in-scope Synchrony employees completed the annual Information Security Awareness training.
We also conduct focused Security Awareness events, communications and exercises, including regularly scheduled phishing simulation campaigns for employees and contingent workers and cross-functional cybersecurity exercises with our executive leadership team. Awareness activities and themes run throughout the year, with a special focus on Cybersecurity Awareness Month in October.

Board Focus on our People and Culture
Our Board delegates primary responsibility for oversight of our human capital management strategies to our Management Development and Compensation Committee (“MDCC”). Additionally, the Nominating and Corporate Governance Committee engages regularly on topics related to promoting and sustaining our corporate culture, including through providing meaningful opportunities for employee and community engagement.
Since our IPO, the Board has consistently believed that sustainable, long-term stockholder value creation requires caring for our business, our customers, our partners, our employees and our communities. The Board supports management’s purposeful investments in our people to cultivate innovation and to attract, develop and retain the best talent while delivering great business results. We believe that our values-driven culture makes our business stronger, more innovative and more successful.
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Corporate Governance

Building a Highly Skilled and Engaged Workforce
We believe that maintaining a high-performing workforce requires investment in our employees at all levels, building a consistent pipeline of new talent and creating a work environment that encourages engagement and connection. We offer several programs and initiatives that are designed to provide pathways for employment opportunities for new talent, as well as training and development resources for existing employees.

Business Leadership Program. The Synchrony Business Leadership Program (BLP) cultivates future leaders through various pathways, including full-time rotations, summer internships and immersive externships. While historical success has been measured primarily by employee retention, we now prioritize a holistic approach that encompasses the overall employee experience. We continue to refine the BLP to ensure it fully reflects our leadership expectations and organizational goals, and aligns seamlessly with Synchrony’s core values.

Skills Training for Evolving Professionals (STEP). The STEP Program cultivates leadership skills, talent and business acumen for our non-exempt associates in the United States, India and the Philippines. Successful participants may be eligible for promotions. The program consists of four distinct levels, with advancement to the final level based on performance demonstrated throughout the program. Over 100 employees completed the STEP Program in 2025.

SVP Catalyst Connections. In 2025, over 300 of our senior vice-president level employees attended sessions at our headquarters focused on areas including, executing Synchrony's strategic priorities, the power of our partnerships, and modeling our values.

We promote our culture through various means, including the sponsorship of eight employee resource groups to help foster greater employee engagement and co-designing an employee experience that is built on trust, support and empowerment. We aim to foster a culture of open communication, active listening and collaboration. By actively seeking and incorporating employee feedback, through employee surveys, town halls, roundtables and other channels, we aim to create a workplace that supports and empowers our people to thrive. The Board receives updates on the results of these activities and other topics related to our talent strategy.
We believe that investments in our community also help fuel our culture. Our contributions extend beyond monetary donations; our employees devote their time, energy and compassion to volunteering and advocating for marginalized individuals who could use extra support. To make a broader impact, we partner with local nonprofit organizations, providing the resources and support they need to improve the lives of those they serve. The Nominating and Corporate Governance Committee oversees our community initiatives and partnerships, including our Education as an Equalizer initiative.
CEO and Management Development and Succession Planning
The Board, with the assistance of the MDCC, oversees the Company’s strategies and policies for career development and progression, as well as succession planning for key executives and the CEO. At least annually, the Board conducts a comprehensive review of the Company’s talent strategy. This includes a review of how the Company is developing its workforce to support its strategic goals, as well as future needs, with consideration to, among other items, the competitive and regulatory environment. This comprehensive review also incorporates a review of top talent with future potential to succeed members of our executive leadership team and CEO, as well as the strategy for developing those employees. See “Compensation Matters—Organization and Succession Review” for additional information regarding our development and succession planning processes. The Board also participates in informal meetings and activities with the Company’s top performers and potential executive leadership successors to develop familiarity with these employees and assess their skills and attributes.
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Corporate Governance
Board Refreshment
Under the leadership of our Nominating and Corporate Governance Committee, Synchrony’s Board of Directors and its committees routinely evaluate our Board and Board committee composition and leadership, as well as our latest updated skills matrix, see “Board of Directors Skills and Demographics” below. This established process helps to ensure that the Board has the requisite expertise to oversee Synchrony’s business today and as it evolves under our strategy for the future.
The Nominating and Corporate Governance Committee receives recommendations on potential director candidates from various sources, including professional search firms, other directors, members of management and stockholders. The Committee aims to source a broad pool of qualified candidates for all open director positions in furtherance of maintaining an appropriate mix of skills and expertise on the Board. When assessing potential director candidates, the Nominating and Corporate Governance Committee considers the attributes discussed under the heading “Qualifications of Directors” and will also consider, among other items, a candidate’s experience and expertise in areas that are relevant to the Company’s current and future strategy and objectives; their judgment and ability to constructively challenge management; and their commitment to support and represent the interests of the Company, its employees, stockholders and other stakeholders and devote the necessary amount of time and attention to the Company.
As a result, since 2019, we have added six new independent directors, adding experience in consumer lending, the consumer sector, digital, financial services, health and wellness, risk management and technology. Most recently, as discussed in more detail elsewhere in this proxy statement, in October 2025, Deborah Ellinger was added to the Board, bringing with her significant industry knowledge and expertise. As a group, our Board possesses expertise in areas directly relevant to our business and strategy—including accounting, consumer banking, credit cards, cybersecurity, government and regulatory affairs, health and wellness, marketing, retail, risk management, digital and technology.
As the Nominating and Corporate Governance Committee approaches future Board refreshment efforts, including to fill vacancies created by expected director retirements in the next five years, the Committee plans to actively seek out highly qualified candidates that complement and add to the skills and expertise represented on the Board. The Committee believes it is important for the Board to represent a mix of experiences, backgrounds and tenure, and is focused on maintaining a board comprising a broad range of professional and personal characteristics through its refreshment efforts.
Board and Committee Evaluation Process
On an annual basis, our Nominating and Corporate Governance Committee develops and oversees a self-evaluation process for the Board, its committees and individual directors. The process is intended to monitor and assess the Board’s performance and culture, and identify opportunities for improvement. Additionally, at least every third year, the Nominating and Corporate Governance Committee will engage an external firm to facilitate all or a portion of the evaluation. The results of and feedback from the annual evaluation are shared with the Board, the committees and individual directors, as applicable, and utilized to develop action items and takeaways to address over the following year (or a longer term if necessary).
In addition to the formal evaluation process, our directors, including our non-executive Chair, regularly engage with each other and members of management to share feedback on topics germane to the Board’s overall performance and effectiveness.
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Corporate Governance
Board Commitment to Stockholder Engagement
We continue to value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. Members of our management team, including our Chief Human Resources Officer, CRO, Deputy General Counsel, Director of Investor Relations, Senior Vice President, Total Rewards and Corporate Secretary participated in engagement meetings in 2025.
As part of our regular stockholder engagement in 2025, we engaged with investors on a variety of topics, including the regulatory environment, credit management, board composition and refreshment, executive compensation and corporate governance topics.

Other Governance Highlights Include:

11 out of 12 directors are independent
Experienced Board members with a broad range of skills and backgrounds
Each of the Audit Committee, MDCC, Nominating and Corporate Governance Committee, Risk Committee and Technology Committee is comprised exclusively of independent directors
Non-executive Chair of the Board
Annual election of all directors
Majority voting standard for directors in uncontested elections

Stockholder special meetings may be called upon the request of a majority of stockholders
Single-class voting structure (one share, one vote)
No stockholder rights plan
Stock ownership requirements for our executive officers and directors
Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework

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Corporate Governance
Board of Directors
We believe that our directors possess the highest personal and professional ethics, as well as deep industry knowledge and expertise, and are committed to representing the long-term interests of our stockholders. We deliberately and thoughtfully maintain a Board representing a wide-range of perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. The composition of the Board reflects distinct and varied professional experience and personal characteristics.
Board of Directors Skills and Demographics

Nominees
Financial Expert	●	●	●	●	●	●	●	●	●	●		●
Risk Expert		●		●	●	●	●	●	●	●
Financial Services Industry			●	●		●	●	●	●	●
C-Suite Experience	●	●	●	●	●	●	●	●	●	●	●	●
Brand and Marketing	●						●				●
Direct Consumer/Retailers	●	●	●				●		●		●
Government/Regulatory	●	●		●		●		●		●		●
Health and Wellness	●						●					●
Human Capital/Compensation	●			●			●	●	●		●	●
Strategic Planning	●	●		●	●	●	●	●	●	●	●	●
Tech/Digital/Cyber		●	●		●
Gender
Male	●	●		●	●	●		●	●	●
Female			●				●				●	●
Ethnicity
Black or African American		●									●
Hispanic	●
White/Caucasian			●	●	●	●	●	●	●	●		●

14 / 2026 Annual Meeting and Proxy Statement

Corporate Governance

Board Qualifications
				Committee Membership
Name	Age	Director Since	Independent	Audit	MDC	NCG	Risk	Tech
Brian D. Doubles President and CEO of Synchrony Financial	51	2021
Fernando Aguirre Former Chairman, President and CEO of Chiquita Brands International, Inc.	68	2019			●	●
Paget L. Alves CEO and Chairman of Sorenson Communications	71	2015		●		●
Kamila Chytil Former Chief Operating Officer of DentaQuest LLC	46	2022		●				●
Daniel Colao Former CFO of GE Capital	59	2024		●			●
Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation; Former Executive Chairman of RSA Security, Inc.	72	2015					●	●
Deborah Ellinger Senior Advisor, Boston Consulting Group	67	2025					●	●
Roy A. Guthrie Former CEO of Renovate America, Inc.; Former Executive Vice President and CFO of Discover Financial Services, Inc.	73	2014					●	●
Jeffrey G. Naylor (Non-Executive Chair of the Board) Former CFO and Chief Administrative Officer of the TJX Companies, Inc.	67	2014		●	●
P.W. “Bill” Parker Former Vice Chairman and Chief Risk Officer of U.S. Bancorp	69	2020				●	●
Laurel J. Richie Former President of the Women’s National Basketball Association LLC	67	2015			●	●
Ellen M. Zane Former President and CEO of Tufts Medical Center and Tufts Children’s Hospital	74	2019		●	●
	● Committee Chair ● Committee Member
Audit: Audit Committee MDC: Management Development and Compensation Committee NCG: Nominating and Corporate Governance Committee Risk: Risk Committee Technology: Technology Committee
2026 Annual Meeting and Proxy Statement / 15

Corporate Governance
Item 1—Election of Directors
The Board consists of 12 directors: our President and CEO, Brian D. Doubles, and 11 directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Fernando Aguirre, Paget L. Alves, Kamila Chytil, Daniel Colao, Arthur W. Coviello, Jr., Deborah Ellinger, Roy A. Guthrie, Jeffrey G. Naylor, Bill Parker, Laurel J. Richie and Ellen M. Zane (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority of votes cast in uncontested elections. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at each annual meeting.
Nominees for Election to the Board of Directors
Each of the 12 director nominees (the “Director Nominees”) listed on the following pages is currently a director of the Company.
The following biographies describe the individual qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting and the business experience of each Director Nominee.
If elected, each of the Director Nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the Director Nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the Director Nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute Director Nominees as the Board may nominate.

The Board Recommends A Vote For the election of the 11 directors named in this proxy statement.

16 / 2026 Annual Meeting and Proxy Statement

Corporate Governance

Brian D. Doubles President and Chief Executive Officer	Director Since 2021

Age: 51

 Skills:

Financial Expert	Risk Expert	Financial Services Industry	C-Suite Experience	Government/Regulatory	Strategic Planning

Mr. Doubles has extensive expertise in the retail finance business, and also possesses significant financial, strategic and risk expertise. He also brings valuable perspectives to our Board as the Company’s President and CEO.
Mr. Doubles has also served as a member of the board of directors of Synchrony Bank (the “Bank”) since 2009. Prior to his appointment as CEO in April 2021, Mr. Doubles served as the Company’s President since May 2019. As President, Mr. Doubles was focused on Synchrony’s continued leadership in digital payments, accelerating growth and driving the company’s strategic initiatives and led the development of Synchrony’s long-term strategy. Mr. Doubles previously served as our Executive Vice President and CFO from February 2014 to April 2019. Prior to Synchrony’s founding, Mr. Doubles served in various roles of increasing responsibility and management at the General Electric Company (“GE”).
Mr. Doubles is a member of the Business Roundtable and Bank Policy Institute. Mr. Doubles received a B.S. in Engineering from Michigan State University.

Fernando Aguirre		Director Since 2019
Age: 68	Committees: MDC and NCG (Chair)	Independent

Skills:

Financial Expert	C-Suite Experience	Brand and Marketing	Direct Consumer/Retailers	Government/Regulatory	Health and Wellness	Human Capital/Compensation	Strategic Planning

Mr. Aguirre brings significant knowledge and experience in the areas of leadership, strategy, digital marketing, branding and communications to the Board. He also has extensive experience as chair and CEO of a large publicly traded company and as a director of other publicly traded companies.
Mr. Aguirre served as President and CEO of Chiquita Brands International, Inc. (January 2004 to October 2012) and also served as chair of the board (May 2004 to October 2012). Prior to that, Mr. Aguirre held various global marketing and management roles at Procter & Gamble (1980 to 2004).
Mr. Aguirre currently serves on two other public company boards: CVS Health, an American healthcare company that owns CVS Pharmacy, CVS Caremark and Aetna; and Barry Callebaut, one of the world’s largest cocoa processors and chocolate manufacturers. He previously served on several other boards including Aetna, Inc., Coca-Cola Enterprises and Levi Strauss & Co.
Mr. Aguirre is currently the Owner and CEO of the Erie SeaWolves Minor League Baseball team, the double AA affiliate of the Detroit Tigers. He also owns a minority stake in the Myrtle Beach Pelicans, a low A affiliate of the Chicago Cubs. A native of Mexico, Mr. Aguirre is a prominent figure in the Hispanic community, recognized as one of the 100 Influentials by Hispanic Business Magazine and honored with the Hispanic Heritage Leadership Award by the National Football League. Mr. Aguirre received a B.S. from Southern Illinois University Edwardsville.

2026 Annual Meeting and Proxy Statement / 17

Corporate Governance

Paget L. Alves					Director Since 2015
Age: 71	Committees: Audit and NCG (Audit Committee Financial Expert)					Independent

Skills:

Financial Expert	Risk Expert	C-Suite Experience	Government/Regulatory	Direct Consumer/Retailers	Strategic Planning	Tech/Digital/Cyber

Mr. Alves adds extensive executive management and leadership experience to the Board, including from leadership roles with technology companies. He also has an extensive background in sales, financial expertise and experience with strategic and business development, as well as with strategic corporate transactions, including mergers and acquisitions.
Mr. Alves has served as the CEO of Sorenson Communications, a privately held language services provider, since November 2024, and also serves as the Chairman of the Sorenson board. He previously held various positions at Sprint Corporation, a wireless and wireline communications services provider, including Chief Sales Officer (January 2012 to September 2013); President of the Business Markets Group (2009 to 2012); President, Sales and Distribution (2008 to 2009); President, South Region (2006 to 2008); Senior Vice President, Enterprise Markets (2005 to 2006); and President, Strategic Markets (2003 to 2005). Prior to joining Sprint, Mr. Alves served as President and Chief Operating Officer of Centennial Communications Corporation (2000 to 2001), and as President and CEO of PointOne Telecommunications, Inc.
Mr. Alves currently serves on one other public company board: Yum! Brands, Inc., a company that develops, operates, franchises and licenses a system of quick-service restaurants. In addition to Sorenson, Mr. Alves serves on the board of one other private company, Ariel Alternatives. He previously served on several other boards, including International Game Technology PLC, GTECH Holdings Corporation, Herman Miller, Inc. and International Game Technology Inc.
Mr. Alves has been recognized by Savoy magazine to be among Savoy’s Most Influential Black Corporate Directors three times, most recently in 2024. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

Kamila Chytil			Director Since 2022
Age: 46	Committees: Audit and Tech (Audit Committee Financial Expert)			Independent

Skills:

Financial Expert	Financial Services Industry	C-Suite Experience	Direct Consumer/Retailers	Tech/Digital/Cyber

Ms. Chytil contributes her extensive background in consumer finance, technology and operations to the Board. She also possesses executive management and leadership experience.
Ms. Chytil most recently served as the Chief Operating Officer of DentaQuest LLC, a private equity backed oral healthcare company, from March 2021 to December 2024. She previously served as the Chief Operating Officer of MoneyGram International, a public crossborder P2P payments and money transfer company (2019 to March 2021); MoneyGram’s Chief Global Operations Officer (2016 to 2019); and as MoneyGram’s Senior Vice President of Key Partnerships and Payments (2015 to 2016). Prior to joining MoneyGram, Ms. Chytil held various positions of increasing responsibility at FIS, a Financial Technology (FinTech) corporation that offers a wide range of financial products and services, from 2004 to 2015. At FIS, she served in multiple risk management, analytics and operational roles, including Senior Vice President and General Manager of Retail Payments, focusing on traditional financial services as well as retail and underbanked focused financial products. Prior to joining FIS, Ms. Chytil served as a Business Analyst at Danka Office Imaging Company (2003 to 2004), and an Account Manager at Capital One Financial Corporation (2000 to 2003).
Ms. Chytil previously served as a board member for MoneyGram Foundation (2019 to 2021); MoneyGram Poland (2016 to 2021); and MoneyGram Payment Systems, Inc. (2017 to 2021). In 2020, Ms. Chytil contributed to multiple articles on digital transformation in Forbes FinTech. In 2016, she was voted Woman of the Year in Business, Poland; and in 2017, she was awarded the Dallas Business Journal 40 under 40 award and was chosen by PaymentSource as one of the 25 Most Influential Women in Payments. Ms. Chytil earned a B.S. in International Business and Finance from the University of Tampa and an M.B.A. from the University of Florida.

18 / 2026 Annual Meeting and Proxy Statement

Corporate Governance

Daniel Colao					Director Since 2024
Age: 59	Committees: Audit (Chair) and Risk (Audit Committee Financial Expert)					Independent

Skills:

Financial Expert	Risk Expert	Financial Services Industry	C-Suite Experience	Government/Regulatory	Human Capital/Compensation	Strategic Planning

Mr. Colao brings to the Board deep expertise in financial services and consumer lending, as well as strategic planning, risk oversight and management.
Mr. Colao most recently served as Chief Financial Officer and Executive Advisor of GE Capital, the former financial services division of General Electric, from 2017 until his retirement in June 2021. During his over 30-year career, Mr. Colao held various senior roles within financial services, including Global Financial Planning Leader of GE Capital (2011 to 2017); Chief Financial Officer, Chief Risk Officer and Executive Vice President of GE Asset Management (2008 to 2010); Managing Director and Global Chief Financial Officer of Lehman Brothers’ Investment Management and Bank & Mortgage Capital divisions (2007 to 2008); and Chief Financial Officer and Executive Vice President of GE Capital Aviation Services (2005 to 2007).
Mr. Colao has also served as a member of the board of directors of the Bank since November 2024. Mr. Colao previously served on the Company’s Board from February 2014 to November 2015 and currently serves on the advisory board of AX Partners, a privately-held capital markets solutions provider. Mr. Colao received a B.S. in Finance from Boston College.

Arthur W. Coviello			Director Since 2015
Age: 72	Committees: Risk and Tech (Chair)			Independent

Skills:

Financial Expert	Risk Expert	C-Suite Experience	Strategic Planning	Tech/Digital/Cyber

Mr. Coviello’s significant professional experience, including as a former CEO of a publicly traded company, adds valued perspective to the Board. He also has an accounting background and possesses extensive financial expertise, as well as considerable experience in technology and cybersecurity.
Mr. Coviello has been an independent cybersecurity consultant since 2015 and has served as a Managing Partner of SYN Ventures, a venture capital firm specializing in investing in cybersecurity companies, since August 2022. He previously served as Executive Vice President of EMC Corporation, an IT infrastructure company, and Executive Chairman of RSA Security, Inc. (“RSA”), the security division of EMC Corporation and a provider of security, risk and compliance solutions (2011 to 2015) and as Executive Vice President and President of RSA (2006 to 2011). Prior thereto, Mr. Coviello held various executive positions at RSA, including President and CEO (2000 to 2006) and President (1999 to 2000). Prior to RSA, he had extensive financial and operating management expertise in several technology companies.
Mr. Coviello has also served as a member of the board of directors of the Bank since January 2017. Mr. Coviello serves on one other public company board: Tenable Holdings, Inc., a provider of cyber exposure solutions, which is a discipline for managing and measuring cyber security risk. He also serves on the boards of several private software companies: BreachRx, Inc., Conifers, Inc., Oomnitza, Inc., Phosphorous Security Inc. and RegScale, Inc. Mr. Coviello previously served on the boards of directors of several public companies: Epiphany Technology Acquisition Corp., Mandiant, Inc., EnerNOC, Inc. and Gigamon, Inc. He received a B.B.A. in Accounting from the University of Massachusetts, Amherst.

2026 Annual Meeting and Proxy Statement / 19

Corporate Governance

Deborah Ellinger							Director Since 2025
Age: 67	Committees: Risk and Tech						Independent

Skills:

Financial Expert	Risk Expert	Financial Services Industry	C-Suite Experience	Brand and Marketing	Direct Consumer/Retailers	Health and Wellness	Human Capital/Compensation	Strategic Planning

Ms. Ellinger brings to the Board extensive leadership and industry experience, including through her experience as a CEO of private-equity-backed companies in the retail and health and wellness sectors, and as a director of other publicly traded companies.
Ms. Ellinger has served as a Senior Advisor with Boston Consulting Group (BCG), a global consulting firm since 2018. From 2004 to 2018, Ms. Ellinger served as CEO and/or President of four private-equity-backed companies: Ideal Image, a MedSpa chain; The Princeton Review, a global education services company; Restoration Hardware, a home-furnishings retailer; and Wellness Pet Food, a pet food manufacturer. Previously, Ms. Ellinger was Executive Vice President at CVS Pharmacy, Inc. from 2001 to 2003, and Senior Vice President at Staples, Inc. from 1999 to 2001. Ms. Ellinger began her career in banking at Mellon Financial Corporation and was a Managing Director and Partner at BCG from 1990 to 1999.
 Ms. Ellinger serves on one other public company board: Chewy, Inc., an online pet food and product retailer. She has previously served on several public and private boards, including Tupperware, a manufacturer of home goods, from 2021 to 2023; iRobot, a manufacturer of consumer robots, from 2011 to 2023; Covetrus, a distributor of software and products for veterinarians, from 2019 to 2022; Sealy, a bedding manufacturer, from 2013 to 2020; Interpublic, a global advertising and marketing services company, from 2015 to 2017; National Life Group, a life insurance company, from 2007 to 2014; and Malden Mills, a textile manufacturer, from 2003 to 2006. In 2019, she was named one of the National Association of Corporate Directors’ Top 100 Directors. Ms. Ellinger received a Bachelor of Arts and Master of Arts from the University of Cambridge, UK, and is a non-practicing Barrister-at-Law.

Roy A. Guthrie					Director Since 2014
Age: 73	Committees: Risk (Chair) and Tech					Independent

Skills:

Financial Expert	Risk Expert	Financial Services Industry	C-Suite Experience	Government/Regulatory	Human Capital/Compensation	Strategic Planning

Mr. Guthrie brings to the Board significant leadership experience, including as the former CFO of two publicly traded companies and a director of other publicly traded companies. He also has an accounting background, significant financial expertise and risk management experience. Mr. Guthrie has extensive experience in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.
Mr. Guthrie most recently served as CEO of Renovate America, Inc., a privately owned financial services company (2017 to 2018). Mr. Guthrie served as Executive Vice President (2005 to 2012), and as CFO (2005 to 2011) of Discover Financial Services, Inc., a direct banking and payments company. He previously served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International (2000 to 2004) and CitiCapital (2000 to 2001). Prior to joining Citigroup, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation (1978-2000).
Mr. Guthrie has also served as a member of the board of directors of the Bank since July 2014. Mr. Guthrie serves on one other public company board: OneMain Holdings, Inc., a financial services company. He previously served on the boards of directors of Mr. Cooper Group, Inc., Cascade Acquisition Corporation, LifeLock, Inc., and Garrison Capital Inc. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

20 / 2026 Annual Meeting and Proxy Statement

Corporate Governance

Jeffrey G. Naylor			Director Since 2014, Non-Executive Chair Since 2023
Age: 67	Committees: Audit and MDC (Audit Committee Financial Expert)					Independent

Skills:

Financial Expert	Risk Expert	Financial Services Industry	C-Suite Experience	Direct Consumer/Retailers	Human Capital/Compensation	Strategic Planning

Mr. Naylor brings to the Board executive management and leadership experience, including as CFO of a publicly traded company and as a director of other publicly traded companies, extensive financial expertise and accounting experience, as well as considerable experience in the retail and consumer goods industries accumulated over the course of 25 years.
Prior to his appointment as non-executive Chair, Mr. Naylor served as Lead Independent Director of the Board (April 2021 to April 2023). Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions (2013 to 2014). Mr. Naylor served as Senior Executive Vice President and CAO of the TJX Companies, Inc. (2012 to 2013); Senior Executive Vice President, Chief Financial and Administrative Officer (2009 to 2012); Senior Executive Vice President, Chief Administrative and Business Development Officer (2007 to 2009); Senior Executive Vice President, Chief Financial and Administrative Officer (2006 to 2007); and CFO (2004 to 2006). Prior to joining TJX, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. (2001 to 2004); Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. (2000 to 2001); and Vice President, Controller of The Limited, Inc. (1998 to 2000).
Mr. Naylor has also served as a member of the board of directors of the Bank since July 2014. Mr. Naylor serves on two other public company boards: Dollar Tree, Inc., an operator of discount variety stores; and Wayfair, Inc., an e-commerce retailer of home furnishings and decor. Mr. Naylor received a B.A. in Economics and Political Science from Northwestern University and an M.B.A. from the J.L. Kellogg Graduate School of Management.

P.W. “Bill” Parker				Director Since 2020
Age: 69	Committees: NCG and Risk				Independent

Skills:

Financial Expert	Risk Expert	Financial Services Industry	C-Suite Experience	Government/ Regulatory	Strategic Planning

Mr. Parker brings leadership experience, an extensive background in risk management and deep expertise in credit to the Board.
Mr. Parker most recently served as Vice Chairman and Chief Risk Officer of U.S. Bancorp (2013 to 2018); Executive Vice President and Chief Credit Officer (2007 to 2013); Executive Vice President of Credit Portfolio Management of U.S. Bancorp (2005 to 2007); and Senior Vice President of Credit Portfolio Management (2002 to 2005).
Mr. Parker currently serves on the board of directors of S&P Global Ratings, a fully owned division of S&P Global Inc. He previously served on the board of directors of U.S. Bank National Association (2011 to 2018). Mr. Parker also serves on the boards of the following charitable organizations: Hazelden Betty Ford Foundation, Friends of the Lake Vermilion Trail and American Indian College Fund, and is also a board member of the Minneapolis Club. Mr. Parker received a B.A. from Amherst College and an M.B.A. from the Tuck School of Business at Dartmouth.

2026 Annual Meeting and Proxy Statement / 21

Corporate Governance

Laurel J. Richie			Director Since 2015
Age: 67	Committees: MDC (Chair) and NCG			Independent

Skills:

C-Suite Experience	Brand and Marketing	Direct Consumer/Retailers	Human Capital/Compensation	Strategic Planning

Ms. Richie’s executive management and leadership experience and her considerable experience as a director of other public companies, as well as in communications and marketing, add valuable perspective to the Board.
Ms. Richie served as President of the Women’s National Basketball Association LLC, a professional sports league (2011 to 2015). Ms. Richie served as a brand consultant for Teach For America (2016 to 2018), and as Chief Marketing Officer of Girl Scouts of the United States of America (2008 to 2011). She held various positions at Ogilvy & Mather (1984 to 2008), including Senior Partner and Executive Group Director and member of the agency’s Operating and Diversity Advisory Boards. Ms. Richie is currently engaged by several Fortune 100 companies to advise c-suite executives on matters of personal leadership and corporate culture.
Ms. Richie has also served as a member of the board of directors of the Bank since April 2021. Ms. Richie serves on two other public company boards: Bright Horizons, a provider of high-quality education and childcare; and Hasbro, a global toy and game company whose mission is to entertain and connect fans through storytelling and play. She also serves as an independent director at SeatGeek, a closely held private corporation. Ms. Richie has been recognized as one of the 25 Most Influential Women in Business by The Network Journal, one of the Most Influential African Americans in Sports by Black Enterprise, and one of the Most Influential Black Corporate Directors by Savoy magazine. She is the recipient of numerous awards including Sports Business Journal’s Game Changer Award and Ebony magazine’s Outstanding Women in Marketing and Communications Award. Ms. Richie received a B.A. in Policy Studies from Dartmouth College. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame and her alma mater where she served as Chair of the Board from 2017 to 2021.

Ellen M. Zane				Director Since 2019
Age: 74	Committees: Audit and MDC (Audit Committee Financial Expert)				Independent

Skills:

Financial Expert	C-Suite Experience	Government/Regulatory	Health and Wellness	Human Capital/Compensation	Strategic Planning

Ms. Zane brings to the Board executive experience in the healthcare industry, including as the CEO of a large medical center, in addition to her financial expertise and substantial experience as a director at other public companies.
She currently serves as CEO Emeritus at Tufts Medical Center, and previously served as its President and CEO (2004 to 2011). Ms. Zane served as Network President for Mass General Brigham (formerly Partners Healthcare System), a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital (1994 to 2004). Prior to joining Mass General Brigham, Ms. Zane served as the CEO of Quincy Hospital.
Ms. Zane has also served as a member of the board of directors of the Bank since May 2022. Ms. Zane serves on two other public company boards: Boston Scientific Corporation, a manufacturer of medical devices; and Haemonetics Corporation, a global medical device company and provider of blood and plasma supplies and services. She previously served on the board of directors of Azenta Life Sciences (formerly Brooks Automation), a publicly traded provider of biostorage and life sciences solutions. Ms. Zane received a Bachelor of Arts from George Washington University and a Master of Arts from Catholic University of America. She holds the following honorary degrees: Doctorate of Humane Letters from University of Massachusetts—Dartmouth; Doctorate of Commercial Science from Bentley University; Doctorate of Business Administration from Stonehill College; and Doctorate of Humane Letters from Curry College.

22 / 2026 Annual Meeting and Proxy Statement

Corporate Governance
2025 Attendance at Annual Meeting and Board Meetings
It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.
In 2025, the Board held eight meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board in 2025 (held during the period for which such person was a director); and (ii) the total number of meetings held by all committees in 2025 on which such person served (during the periods for which such person has served). All directors then serving attended the 2025 Annual Meeting of Stockholders.
Executive Sessions of Independent Directors
In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Chair of the Board, Mr. Naylor, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.
Qualifications of Directors
Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs, or in equivalent positions, should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.
Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.
Process for Reviewing, Identifying and Evaluating Director Nominees
The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.
Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2027 Annual Meeting of Stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information—Stockholder Proposals for the 2027 Annual Meeting.”
2026 Annual Meeting and Proxy Statement / 23

Corporate Governance
Committees of the Board of Directors
The standing committees of the Board consist of the Audit Committee, the MDCC, the Nominating and Corporate Governance Committee, the Risk Committee and the Technology Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchrony.com under “Governance—Governance Documents.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

Audit Committee	Members:	Mr. Colao (Chair) Mr. Alves Ms. Chytil Mr. Naylor Ms. Zane	The Board has determined that each member of our Audit Committee qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.	11 Meetings in 2025
Primary Responsibilities:

• Selecting, evaluating, compensating and overseeing the independent registered public accounting firm
• Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk
• Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response
• Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)
• Reviewing and discussing with management and the independent registered public accounting firm, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures
• Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management
• In conjunction with the Risk Committee: (i) overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for credit losses, and addressing matters relating to risk including with respect to cybersecurity; and (ii) reviewing, at least annually, information relating to the Company’s cybersecurity risk exposures
• Approving audit and non-audit services provided by the independent registered public accounting firm
• Meeting with management and the independent registered public accounting firm to review and discuss our financial statements, critical accounting estimates, practices and policies, any critical audit matters (CAMs), non-GAAP financial measures and other matters required to be reviewed under applicable legal, SEC, regulatory or NYSE requirements
•Reviewing and discussing with management, the Management Development and Compensation Committee, and the independent auditor, as appropriate, financial statement errors and related disclosures, and making appropriate recommendations to the Board
• Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, and overseeing the maintenance of our ethics and compliance concern reporting hotline
• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the Chief Audit Executive
• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls
• Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board) and related processes and programs

24 / 2026 Annual Meeting and Proxy Statement

Corporate Governance

Management Development and Compensation Committee	Members:	Ms. Richie (Chair) Mr. Aguirre Mr. Naylor Ms. Zane
All members of our Management Development and Compensation Committee qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
6 Meetings in 2025
Primary Responsibilities:

• Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process
•Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation
•Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO
• Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our CRO and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation
•Reviewing and approving any plan, program or arrangement providing any compensation or perquisite to the Company’s senior executives
•Reviewing and approving the terms of certain arrangements with the Company’s senior executives, including employment contracts, severance agreements, change in control agreements, other incentive awards and opportunities and any special or supplemental compensation or benefits
•Reviewing and approving, at least annually, the companies included in the Company’s compensation comparator peer group
•Reviewing, at least annually, the stock ownership requirements applicable to the Company’s senior executives
•Reviewing and overseeing equity incentive plans and other stock-based plans
•Overseeing the administration of the Company’s clawback policies
•Assisting our Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession for key executives, corporate culture, diversity and employment practices

Management Development and Compensation Committee Interlocks and Insider Participation
The members of the Company’s MDCC are Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane. None of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane was, during 2025 or previously, an officer or employee of the Company or any of its subsidiaries. During 2025, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

2026 Annual Meeting and Proxy Statement / 25

Corporate Governance

Nominating and Corporate Governance Committee	Members:	Mr. Aguirre (Chair) Mr. Alves Mr. Parker Ms. Richie	4 Meetings in 2025
Primary Responsibilities:

• Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees, as well as candidates’ ability to contribute to the diversity of the Board
• Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting
• Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees
• Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors
• Annually reviewing director compensation and benefits, including stock ownership requirements and compliance with such requirements
• Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees
• Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under SEC rules and annually reviewing the use and effectiveness of such policy, and recommend changes to the Board as necessary
• Reviewing our policies and procedures with respect to political spending, and our support of charitable, educational and business organizations
• Reviewing actions and key trends in legislation, regulation, litigation and public debate in relation to sustainability and corporate responsibility matters
• Reviewing and resolving any conflicts of interest involving directors or executive officers
• Overseeing the risks, if any, related to our corporate governance structure and practices
• Overseeing and discussing with management the risks, if any, related to our environmental and social responsibility actions and public policy initiatives

26 / 2026 Annual Meeting and Proxy Statement

Corporate Governance

Risk Committee	Members:	Mr. Guthrie (Chair) Mr. Colao Mr. Coviello Ms. Ellinger Mr. Parker	9 Meetings in 2025
Primary Responsibilities:

•Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit and investment, market, liquidity, operational, cyber security (including information security and data privacy), compliance, third-party relationship and strategic risks
•Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks
• Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks
• Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies
•Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure
•Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk
• Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events
• Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for credit losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes, as well as our annual capital plan and the Bank’s resolution plan at least annually
• Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite and sharing reports with the Board, at least semi-annually, reflecting the Company’s material risks, mitigation strategies and any relevant public disclosure considerations
• Reviewing the status of financial services regulatory examinations
• Reviewing the independence, authority and effectiveness of our risk management function
•Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO
•Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

Technology Committee	Members:	Mr. Coviello (Chair) Ms. Chytil Ms. Ellinger Mr. Guthrie	4 Meetings in 2025
Primary Responsibilities:

•Reviewing the Company’s approach to technology-related innovation, including the Company’s competitive position and relevant trends in technology and innovation
• Reviewing the technology development process to promote ongoing business growth
•Providing a forum for dialogue on existing and emerging technologies which present opportunities or threats to the Company’s strategic agenda

2026 Annual Meeting and Proxy Statement / 27

Corporate Governance
Communications with the Board of Directors
Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301. Stockholders and any interested parties may also communicate with the Board (on an anonymous basis if desired) through a third-party managed hotline at (800) 477-6531 or https://synchrony.ethicspoint.com.
All communications directed to the Board, the Chair of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the Deputy General Counsel and the Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the Deputy General Counsel and the Chief Compliance Officer. The Chair of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the Deputy General Counsel or the Chief Compliance Officer believes may be credible, and after consultation with the Chair of the Board, such communication may be reported to the other members of the Board or to a committee of the Board.
Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumes and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.
Governance Principles
Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors.synchrony.com under “Governance—Governance Documents.”
Code of Conduct
We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors.synchrony.com under “Governance—Governance Documents.” We also expect that third parties such as our partners, agents, representatives and suppliers adhere to the high standards of ethical conduct outlined in our Code of Conduct. If we make any material amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Insider Trading Policy
We have adopted an Insider Trading Policy, applicable to our directors, officers, employees and certain other persons, as well as the Company itself, that governs transactions in securities issued by the Company and we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. The foregoing summary of our Insider Trading Policy is not complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy included as Exhibit 19 to our Form 10-K for the year ended December 31, 2025, filed with the SEC on February 6, 2026.
Anti-Hedging and Anti-Pledging Restrictions
Our Code of Conduct and Insider Trading Policy includes anti-hedging provisions that prohibit all directors, officers and employees from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. Our Code of Conduct and Insider Trading Policy also include anti-pledging restrictions that prohibit directors, officers and employees from pledging activity involving Synchrony securities.
28 / 2026 Annual Meeting and Proxy Statement

Audit Matters
Independent Auditor
The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated financial statements for 2025. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2025. In selecting KPMG as the independent auditor for 2026, the Audit Committee considered, among other factors, KPMG’s performance during 2025, including that of the lead audit partner, its independence and its attention to quality control matters. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.
Pre-Approval Process
The Audit Committee approves all audit engagement fees and terms. It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting. All services provided by KPMG during 2025 have been pre-approved in accordance with this process.
Accounting Fees and Services
The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by KPMG for the years ended December 31, 2025 and 2024.

	For the Years Ended December 31,

	2025	2024

Audit fees	$5,087,883	$5,515,097

Audit-related fees	521,757	533,498

Tax fees	—	—

All other fees	—	—

Total fees	$5,609,640	$6,048,595
In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2025, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.
Hiring Restrictions
The Audit Committee sets policies regarding our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements, as set forth in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchrony.com under “Governance—Governance Documents.” This document, or any other information on the Company’s website, will not be deemed to be incorporated by reference into this proxy statement.
2026 Annual Meeting and Proxy Statement / 29

Audit Matters
Item 2—Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm of the Company for 2026
We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2026. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2026. KPMG is currently our independent registered public accounting firm.

The Audit Committee and the Board Recommend A Vote For ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2026.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with sound corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.
We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.
Audit Committee Report
The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2025, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
In this context, the Audit Committee:
•Has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2025;
•Has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•Has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;
•Has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence; and
•Has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.
Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Respectfully submitted by the Audit Committee of the Board.
Daniel Colao, Chair
Paget L. Alves
Kamila Chytil
Jeffrey G. Naylor
Ellen M. Zane
30 / 2026 Annual Meeting and Proxy Statement

Compensation Matters
Item 3—Advisory Vote to Approve Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program.
We believe that our executive compensation program aligns the interests of the Company’s executives with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.
We ask for your advisory approval of the following resolution:
“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement pursuant to Item 402 of Regulation S-K, including in the CD&A, compensation tables, notes and narrative discussion.”

The Board Recommends A Vote For approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

2026 Annual Meeting and Proxy Statement / 31

Compensation Matters
Management
The following table sets forth certain information concerning our current executive officers (other than Mr. Doubles): Alberto Casellas, Courtney Gentleman, Curtis Howse, Carol Juel, Jonathan S. Mothner, Darrell Owens, Bart Schaller, Amy Tiliakos and Brian J. Wenzel, Sr. For information concerning Mr. Doubles, see “Corporate Governance—Election of Directors.”

Name and present position with the company	Age, period served in present position and other business experience

Alberto Casellas Executive Vice President and CEO—Health & Wellness	Mr. Casellas, 59, has been the Executive Vice President and CEO of our Health & Wellness platform since June 2021. Prior to that he served as CEO of Synchrony’s CareCredit platform from January 2019 to June 2021. He previously served as our Executive Vice President and Chief Customer Engagement Officer from November 2016 to December 2018 and as our Senior Vice President, Retail Card Client Initiatives Group from March 2014 to November 2016. Mr. Casellas serves on the board of directors of Domus Kids, a Stamford, CT, nonprofit organization that helps thousands of the Stamford area’s most vulnerable youth experience success. Mr. Casellas received a B.A. in Economics from Yale University.

Courtney Gentleman Executive Vice President and CEO—Diversified & Value
Ms. Gentleman, 53, has been the Executive Vice President and CEO of the Diversified & Value platform since August 2024. Prior to her current role, Ms. Gentleman served as our Senior Vice President, Diversified & Value Leader from 2023 to 2024 and from 2016 to 2021, held chief marketing officer roles for the Company’s Digital, Retail Card and Payment Solutions platforms. Ms. Gentleman is an active member of the board of Chicago buildOn, a nonprofit organization focused on breaking the cycle of poverty, illiteracy and low expectations through service and education, and was named board chair in December 2021. Ms. Gentleman holds a B.S. in Political Science from Villanova University and an M.B.A. from Emory University’s Goizueta Business School.

Curtis Howse Executive Vice President and CEO—Home & Auto	Mr. Howse, 62, has been our Executive Vice President and CEO of our Home & Auto platform since June 2021. Mr. Howse served as the Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer from January 2021 to May 2021. Prior to this role, Mr. Howse led Synchrony’s Direct to Consumer efforts from October 2018 to December 2020 and was Senior Vice President and General Manager of the Diversified Client Group at Synchrony from April 2011 to September 2018. He currently serves on the American Bankers Association Card Policy Council, HBCU Partnership Challenge and is a Congressional Black Caucus intern sponsor. Mr. Howse is also a board member of the Executive Leadership Council, an inductee to the Arkansas Black Hall of Fame and has been named one of Savoy Magazine’s Most Influential Black Executives in Corporate America.

Carol Juel Executive Vice President, Chief Technology and Operating Officer
Ms. Juel, 53, has been our Executive Vice President, Chief Technology & Operating Officer of Synchrony since June 2021. She served as our Executive Vice President & Synchrony’s Chief Information Officer from July 2014 to May 2021. Ms. Juel currently serves on the board of Brighthouse Financial and is board chair of Girls Who Code, a nonprofit helping to close the gender gap in technology. She is a member of the Advisory Board for the School of Engineering at the University of Connecticut, a member of the CNBC Technology Executive Council and a member of the Fast Company Impact Council. Ms. Juel was honored by ORBIE as the 2019 CIO of the Year, and was named one of the most “Influential Women in Payments” by PaymentsSource in 2016, 2017, 2023 and 2024. Ms. Juel earned a bachelor’s degree from the College of the Holy Cross.

Jonathan S. Mothner Executive Vice President, Chief Risk and Legal Officer	Mr. Mothner, 62, has been our Executive Vice President, Chief Risk and Legal Officer since November 2023. He previously served as our Executive Vice President, General Counsel and Secretary from February 2014 to October 2023. Earlier in his career, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

Darrell Owens Executive Vice President and CEO—Lifestyle	Mr. Owens, 57, has been our Executive Vice President and Chief Executive Officer of our Lifestyle platform since August 2024. Prior to this role, Mr. Owens served as Senior Vice President, Lifestyle Platform Leader from 2021 to 2024; Senior Vice President, General Manager TJX from 2017 to 2021; Senior Vice President, General Manager BP from 2014 to 2017; and Senior Vice President Sales from 2010 to 2014. Prior to joining Synchrony, Mr. Owens held various roles in the financial services industry, including as Senior Vice President, Client Business Development at Citigroup from 2004 to 2010 and Vice President, National Sales at HSBC Retail Services from 2003 to 2004. Mr. Owens was inducted in the 2023 Class of the Executive Leadership Council. Mr. Owens earned his bachelor’s degree in business administration and management from Augustana College, where he serves as a member of the board of trustees.

Bart Schaller Executive Vice President and CEO—Digital	Mr. Schaller, 57, has been our Executive Vice President and Chief Executive Officer of our Digital platform since June 2021. Prior to this role, Mr. Schaller was the Chief Marketing Officer of Synchrony from May 2016 to June 2021. From March of 2014 to May 2016, he led Synchrony’s Business Development team where he oversaw new partner programs, sales activities, strategic investments, and mergers and acquisitions opportunities, including Synchrony’s corporate venture team. Mr. Schaller earned a bachelor’s degree in business administration from Southern Methodist University, where he serves on the Cox School of Business Alumni Board.

Amy Tiliakos Senior Vice President, Chief Accounting Officer and Controller	Ms. Tiliakos, 44, has been our Senior Vice President, Chief Accounting Officer and Controller since August 2024. Prior to joining the Company, Ms. Tiliakos most recently served as U.S. Regulatory Reporting Vice President at American Express Company, a global payments and premium lifestyle brand, from 2023 to 2024. Ms. Tiliakos joined American Express in 2013 and held various roles during her tenure, including External Reporting Vice President from 2021 to 2023, and Global Consumer Services Group Segment Controller Vice President from 2019 to 2021. Ms. Tiliakos is a Certified Public Accountant and holds a B.S. in Accounting from the University of Connecticut.

Brian J. Wenzel, Sr. Executive Vice President, Chief Financial Officer	Mr. Wenzel, 58, has been our Chief Financial Officer since May 2019. Prior to that he served as SVP and Deputy Chief Financial Officer from April 2018 to April 2019 and as Chief Financial Officer for our Retail Card platform from September 1998 to April 2018. Earlier in his career, Mr. Wenzel held Chief Financial Officer roles in Business Development, Growth & Investments for Synchrony. Mr. Wenzel received a B.S. from Marist College and is a Certified Public Accountant.

32 / 2026 Annual Meeting and Proxy Statement

Compensation Matters
Compensation Discussion and Analysis
Executive Summary
In 2025, Synchrony delivered another year of strong financial performance with an 8.5% increase in Diluted Earnings per Share from $8.55 in 2024 to $9.28 in 2025 by once again leveraging the value of experience, the strength of our operating model, and strategic investments to deliver for customers, partners, shareholders and other stakeholders. Synchrony achieved continued strong performance, improved operating efficiency and delivered strong risk-adjusted returns while maintaining a robust balance sheet and prioritizing good governance and sound risk management.
During the year, Synchrony added or renewed more than 75 partners, including two of our top five. This growth spanned national brands and local businesses alike, including Amazon, American Eagle, Ashley HomeStores, Bob’s Discount Furniture, OnePay and Polaris. The Company also enhanced our customer experiences and customer acquisition through simplification, product development and innovation.
Synchrony continues to maintain a strong culture that allows our employees to perform their best—in 2025 we were named as #2 in Fortune’s Best Companies to Work For®. Overall, 95% of our employees say Synchrony is a great place to work, compared to the 88% average among Fortune 100 Best Companies to Work For®.
Our Named Executive Officers
The executive officers whose compensation we discuss in this Compensation Discussion and Analysis section (“CD&A”)—our named executive officers (“NEOs”) for 2025—are Brian D. Doubles, President and CEO; Brian J. Wenzel, Sr., Executive Vice President, CFO; Jonathan S. Mothner, Executive Vice President, Chief Risk and Legal Officer; Carol D. Juel, Executive Vice President and Chief Technology and Operating Officer; and Curtis Howse, Executive Vice President & CEO, Home & Auto.

2025 Financial and Business Highlights
In 2025, Synchrony continued to execute against our long-term strategy and priorities by driving profitable growth, diversifying our programs and products, and increasing consumer engagement through best-in-class customer experiences.

$3.6B	3.0%	$103.8B	$3.3B
net earnings	return on assets	loan receivables	capital returned to stockholders

34.3%	75+	68.9M	$182.3B
efficiency ratio	new or renewed partnerships	average active accounts	purchase volume

2026 Annual Meeting and Proxy Statement / 33

Compensation Matters
Historical Performance on Key Financial Metrics

Net earnings	Net interest income
$ in billions	$ in billions

Interest and fees on loans	Return on assets
$ in billions	% of average total assets

Profitable Growth
In 2025, interest and fees on loans increased by 0.5%, driven primarily by the impacts of our product, pricing and policy changes despite a decrease in loan receivables due in part to higher customer payment rates as a result of our improved credit mix. Net earnings increased to $3.6 billion.
Over 30 new partners were signed in 2025. Our newly launched partnership with OnePay is our fastest growing start-up program to date, delivering integrated experiences across over 4,600 stores and the second largest digital retailer in the country. We also signed an exclusive multi-year agreement for a new consumer private label credit card with Bob’s Discount Furniture.
Over 45 partners were renewed or extended in 2025 including two of our top five partners. Among the renewals were Amazon, American Eagle and Ashley HomeStores. We also expanded our existing Lowe’s commercial program and announced the acquisition of the Lowe’s commercial co-branded credit card portfolio, which comprises approximately $0.7 billion in outstanding loan receivables. The acquisition was completed in April 2026.
Diversified Programs and Products
Synchrony’s diversified portfolio of products, programs and markets is a core strategic advantage that is designed to provide resilience, drive growth and enable the Company to adapt to changing consumer and partner needs. In October 2025, we completed the acquisition of Versatile Credit, furthering our multi-source financing solutions and enhancing value to our existing merchant base. We expanded our Synchrony Pay Later solutions to over 6,200 merchants in 2025, including Lowe’s and JCPenney. We also launched the new physical PayPal Credit Card, adding global spend capabilities to the PayPal wallet.
Customer Experience
Synchrony continues to focus on creating exceptional digital experiences through all aspects of the customer journey, whether in-store or online, resulting in more simplified interactions and helping to drive organic online traffic to both Synchrony and our partners. Digital wallet penetration grew to 9.0% of open co-brand card accounts, including Dual Card, with 3.4 million total active wallet users, offering an opportunity for stronger engagement, utility and purchasing power for our customers. Purchase volume via Synchrony Marketplace grew 17% in 2025 as we connected more consumers with our partners through offers, deals and cross-marketing opportunities.
34 / 2026 Annual Meeting and Proxy Statement

Compensation Matters
Strong Foundation
Synchrony balances strategic goals focused on growth by also maintaining a resilient financial foundation, including:
•Capital – The Company returned $3.3 billion to stockholders, including $427 million in cash dividends and $2.9 billion of share repurchases.
•Funding – Our deposit base continued to serve as a source of stable and diversified low-cost funding, ending the year at $81.1 billion, which represented 84% of our total funding sources.
•Credit – PRISM, our advanced credit decision platform, helped deliver a $756 million reduction in full-year net charge-offs.
•Efficiency Ratio – Our efficiency ratio remains industry-leading at 34.3%.
Governance and Risk Management
At Synchrony, we promote and value a sound risk culture which results in (i) better risk management that allows us to identify, assess and mitigate risks more efficiently; (ii) improved compliance that helps us adhere to relevant laws, regulations and ethical standards; (iii) better decision-making by encouraging open and honest communication; (iv) a stronger reputation which helps retain customers, employees and investors; and (v) increased employee engagement by valuing transparency, accountability and collaboration, helping to reduce turnover.
In addition to day-in-day-out risk oversight of the business, we continue to adhere to a rigorous annual process that reviews (i) the behaviors and risk-based outcomes of our leaders and (ii) incentive programs for individuals or groups of individuals who could, together, put the Company at risk. Both of these processes and associated results were reviewed with the Board and confirmed a strong risk culture at Synchrony, evidenced in part, by an independent third-party risk assessment of each of our incentive plans that highlighted no concerns and an internal process that distills a company-wide set of risk events, to issues being investigated, to adverse risk outcomes that are discussed after root causes are identified and appropriate actions are taken.
Specific improvements and actions taken in recent years that support our governance and risk management include:
•Enhanced Prudential Standards Compliance – Synchrony’s average total consolidated assets exceed $100 billion. As such, we are subject to enhanced prudential standards. We operate under procedures and governance adhering to these enhanced standards, including by monthly reporting on loans and liquidity filings, conducting readiness activities for Comprehensive Capital Analysis and Review examinations by regulators, and having a risk-based pricing team.
•Governance Review – Synchrony continued to adhere to appropriate corporate governance practices across all our functions to enhance our risk culture and support sustainable growth. These governance practices are designed to help ensure (i) cultural awareness that compliance and risk management are everyone’s responsibility—from call center agents, to process owners, to our executive leadership team, (ii) issues are timely identified and escalated to senior leaders when our customers are impacted and (iii) we have the appropriate tools and controls to adequately manage risk within our Company.
Company Culture
At Synchrony, we believe a strong employee culture drives business results by:
•Attracting and retaining top talent who are looking for a supportive and engaging workplace. This has helped mitigate turnover and improve employee retention.
•Boosting employee morale and engagement, which leads to higher productivity and better job performance.
•Improving teamwork and collaboration, which can lead to better problem-solving, more efficient decision-making and improved results.
•Building a positive Company reputation, which helps attract top talent, new customers, investors and business partners.
Our focus on supporting our employees and enhancing their engagement has led the Company to once again be recognized as a Great Place to Work® on Fortune’s Best Companies to Work For® list, which uses employee feedback as a core criterion. Synchrony has moved up the list every year since 2019 and we are now ranked #1 in the United States. Great Place to Work® also ranked Synchrony in the top spot in the Philippines as well as #2 in India. Overall, 94% of employees say Synchrony is a great place to work, compared to the 88% average among Fortune 100 Best Companies to Work For®.
2026 Annual Meeting and Proxy Statement / 35

Compensation Matters
Organization and Succession Review
The Organization and Succession Review (OSR) process is designed to ensure alignment on and identification of current and future talent/staffing needs, expertise/skill gaps and proactive succession planning of key senior leadership roles.
This annual process supports our talent and performance management approach in (i) developing plans to address current and future talent/staffing needs, including potential succession plans for key senior leadership roles in each function; (ii) reviewing organizational and succession plans with senior management including the President & CEO and EVP, Chief Human Resources Officer, and reviewing the executive leadership team talent and succession plan with the Board; (iii) guiding development plans or performance actions for key leadership roles; and (iv) informing appropriate pay decisions and using market pay data to retain potential successors.
Annual OSR Process Overview
•Talent Calibration – Before the OSR process begins, each business function conducts talent and performance calibrations. These calibrations create understanding and consistency in how the organization views talent and leads to actions to support, deploy or re-prioritize talent. These discussions may also identify skill/capability gaps, necessary talent upgrades and/or resource capacity concerns.
•Functional OSR – During these reviews, functional leadership along with human resources review a succession plan for each of the positions reporting into our C-Suite. Functional OSRs are then reviewed with the President & CEO and our EVP, Chief Human Resources Officer.
•C-Suite OSR – An OSR is conducted with the Board to review the succession plan for each member of the Executive Leadership Team reporting into the CEO. As C-Suite executives get closer to retirement, a formal timeline is developed including preparation for a replacement that outlines development between now and the retiring executive’s departure.
•CEO OSR – The Board also reviews the succession plan for the CEO. Each of the members of the succession slate has a list of skills and required experience prior to being “ready” to step into the role, if applicable, and a timeline for becoming ready.
Community Support
At Synchrony, our values drive how we work, how we serve our customers and partners, and how we engage in the communities where we live and work every day. In 2025, Synchrony’s community development lending and investment activities totaled more than $590 million. We continued to support our communities in a variety of ways including (i) Community Reinvestment Act (“CRA”) investments; (ii) grant donations through our Education as an Equalizer initiative; (iii) financial education and inclusion; and (iv) skills and career development.
•CRA – Investments totaling over $440 million that will add or preserve affordable housing, serving households with income from less than 30% of area median income (“AMI”) to up to 80% of AMI. We completed our most recent OCC exam in 2025 and earned an “Outstanding” CRA rating.
•Education as an Equalizer – An initiative to expand access to higher education, skills training in high-growth fields and financial literacy for underserved communities and our own workforce. Since 2021, we have distributed more than $30 million in grants through this initiative.
◦Empowering Financial Futures – A part of the Education as an Equalizer initiative, this program was launched in 2025 to help close the financial education knowledge gap. Synchrony committed $1 million over two years to support K-12 public school teachers who teach financial education and their students.
•Financial Education and Inclusion – Synchrony participates in Project REACh—Roundtable for Economic Access and Change—as a member on the steering committee of the Technology Workstream, one of four workstreams under Project REACh, working to improve credit availability and consumer financial literacy for underserved communities, individuals and small businesses. In 2025, Synchrony continued to use bank and deposit account data made available through Project REACh to extend credit to the “credit invisible” population—consumers who have no record or trade lines at the credit bureau. Through our efforts to date, we have observed that over 55% of new account holders offered credit utilizing Project REACh data attained a 651+ Vantage score within 12 months.
•Skills and Career Development – Synchrony supports multiple partnerships with organizations already on the front lines of bringing education, skills training and career placement to the underserved in their communities. Our multi-million-dollar state-of-the-art Synchrony Skills Academy located at our headquarters in Stamford, CT, holds community programs focused on skilling and reskilling the local workforce.
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Compensation Matters
Compensation Philosophy
Synchrony Program Principles
Synchrony’s executive compensation programs are designed to reward financial performance and incentivize long-term stakeholder value creation while discouraging excessive or imprudent risk-taking and are guided by the following principles underlying the oversight of our MDCC:
•Performance – Compensation programs are linked to business and individual performance against both qualitative and quantitative goals and objectives;
•Values – Compensation programs are linked to how employees demonstrate the behaviors and values expected of our employees;
•Stockholder Alignment – Compensation programs should be designed to align management incentives with the creation of stockholder returns over the long-term;
•Market Competitiveness – Compensation programs should be competitive with the external labor markets;
•Internal Equity – Compensation programs should be internally equitable, subject to, among other things, the employee’s experience and performance;
•Prudent Risk – Compensation programs, particularly in the form of incentive compensation, must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Employees should take risks only within approved policy limits, in accordance with the MDCC charter and key practices and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;
•Fair Customer Treatment – Compensation programs should encourage employees to follow established Company procedures and to treat customers fairly; and
•Reporting Concerns – Compensation programs should be designed to encourage employees to raise concerns without fear of retaliation.
We believe that the consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable and balanced, and that effectively attract, retain, motivate and engage employees to achieve the mission, goals and objectives of Synchrony in a way that is aligned with effective risk management controls and long-term stockholder value.
Key Considerations in Setting Compensation
During 2025, the MDCC continued to use the principles described above as well as the considerations and philosophy outlined below in setting compensation for our NEOs.
Consistent and Sustainable Performance
Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that short-term considerations do not compromise the achievement of long-term strategic objectives. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and equity awards serving as an initial basis for consideration, the final determinations for salary and equity awards are based on assessing an executive’s past performance and expected future contributions. Because current year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in total annual compensation tends to be more gradual than in a framework focused mainly on current-year performance.
Balanced Compensation Mix
We strive to provide an appropriate mix of compensation elements that balance between short- versus long-term compensation, cash versus equity incentive compensation and other features to help ensure the amounts ultimately received by the NEOs reflect risk and risk outcomes appropriately. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period, align our executives’ interests with the interests of our stockholders and serve as a retention tool. We believe that the compensation paid or granted to our NEOs should be based on our Company’s sustained operating performance against both internal goals and relative to peers, as well as our stock price performance over multiple years.

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Compensation Matters
Quantitative and Other Factors
The MDCC uses quantitative and other factors to determine compensation. Quantitative calculations and formulas set the majority of funding and maximum award levels for our performance-based programs. The MDCC also assesses other factors such as risk considerations, the economic environment and performance against our strategic plan and cultural goals, including an approved framework containing specific metrics and targets within the annual incentive plan.
Risk Mitigation
Our compensation program is designed to be balanced, focused on the long-term and to consider the full range of risks associated with an NEO’s activities. Under this structure, through clawback policies and other program features, the highest compensation can be achieved through consistent superior performance but only within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This design provides strong incentives for executives to manage our Company for the long-term while avoiding excessive risk-taking in the short-term. As discussed below under “Compensation Governance—Compensation and Risk,” the MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs and employees generally.
Peer Company Pay
We also considered compensation levels and pay practices at our peer companies when reviewing 2025 pay levels, with additional consideration based on the size, scope and impact of each executive’s role, leadership skills, experience and performance. Our peer group is designed to provide a credible representation for assessing the competitiveness of executive compensation (both in amounts and structure), as well as for performance comparisons for annual and long-term incentives.
Our 2025 peer group, which was unchanged from our 2024 peer group, is shown in the table below:

Consumer Finance	Diversified Financial Services
Ally Financial Inc.	Block, Inc.	Mastercard Incorporated

American Express Company	Fidelity National Information Services, Inc.	PayPal Holdings, Inc.

Bread Financial Holdings, Inc.	Fiserv, Inc.	Visa Inc.

Capital One Financial Corporation	Global Payments Inc.	Voya Financial, Inc.

As of December 31, 2025, Synchrony was at the 66th percentile rank in assets, 64th percentile rank in net earnings, 40th percentile rank in revenue and 33rd percentile rank in market capitalization, as compared to the 2025 peer group.
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Compensation Matters
Compensation Governance
2025 Say-on-Pay Advisory Vote and Stakeholder Engagement
At our 2025 annual meeting of stockholders, our investors supported the compensation for our NEOs with 90.6% of the votes approving the advisory say-on-pay proposal. The MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2025 we continued our regular engagement with stakeholders regarding our compensation program including perspectives from proxy advisory firms and regulators.
Best Practice Compensation Programs and Policies
The MDCC reviews the Company’s executive compensation program on an ongoing basis to evaluate whether it supports the Company’s executive compensation philosophy and is aligned with stockholder interests. Our executive compensation programs and policies include the following, each of which the MDCC believes reinforces our executive compensation philosophy:
What We Do

Substantial portion of executive pay based on performance against goals set by the MDCC	Majority of equity grants delivered in Long-Term Performance Share Units (“PSUs”) (55% of the LTI mix)
Risk governance framework underlies compensation decisions
Peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Stock ownership requirements for executive officers	Double-trigger vesting of equity and long-term incentive plan awards upon change in control
Minimum vesting of 12 months for any options or stock appreciation rights	Annual “Say-on-Pay” vote frequency
Minimum vesting of 12 months for any restricted stock units (“RSUs”)	Independent compensation consultant advises the MDCC
Annual equity awards are granted following the release of the Company’s annual earnings report	Include relative performance metric via Total Shareholder Return (“TSR”) modifier on PSUs
Significant portion of incentive and overall compensation paid in equity	Compensation is subject to claw-back in the event of misconduct in addition to “no fault” in the case of financial restatements for all NEOs
What We Don’t Do

No hedging or pledging, short selling, or option trading of Company stock	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money
No employment agreements for executive officers	No payout of dividends on unvested equity prior to the vesting date
No tax gross-ups on perquisites for executive officers other than benefits available to all employees	No backdating or repricing of stock options or stock appreciation rights
No excessive perquisites	No CIC excise tax gross-ups for executive officers

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Compensation Matters
Compensation and Risk Management
Annual Risk Review Process
Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. Each year, working cross-functionally, our CEO and senior executives from our risk and human resources teams identify the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals are required to have annual goals and objectives specifically tied to risk and compliance standards. As part of the annual process, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conduct assessments on MRTs and MRCs, which take into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any adverse risk outcomes during the year. These assessments are included in each MRT/MRC’s annual performance evaluation. By conducting these risk review processes as well as maintaining full transparency on all our risk management policies and procedures, we believe that we effectively discourage inappropriate risk-taking.
Annual Risk Review of NEO Incentive Compensation
Each year the MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC meets with the Chief Risk Officer to discuss the annual risk assessment with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements have any features that might encourage excessive risk-taking that could threaten the value of the Company. The Chief Risk Officer also discusses the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation practices.
Annual Risk Review of All Incentive Plans
Each year, we conduct a risk analysis on each of our incentive plans. In 2025, we hired an outside independent consultant to conduct this risk assessment. The analysis allowed us to understand the degree to which our plans contribute to excessive risk-taking. Based on this review, our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans including any changes are reviewed each year and approved by our Chief Risk and Chief Human Resources Officers.
Role of Independent Compensation Consultant
Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2025, the MDCC engaged Meridian to provide advice regarding market pay levels, market pay practices and other executive compensation matters. Meridian also provided advice to the Nominating and Corporate Governance Committee regarding director compensation. Meridian does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Meridian is independent and does not have any conflicts of interest.
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Compensation Matters
Target Compensation Mix
A majority of our NEOs’ compensation is performance-based and can be higher or lower than target based on performance. As illustrated in the charts below, the only fixed compensation paid is base salary, which represents approximately 6% of the CEO’s total direct compensation and 14% of the other NEOs’ total direct compensation, on average. The MDCC designs our incentive program to align pay outcomes with our long-term performance. For our CEO, 94% of target total compensation is performance-based (86% for our other NEOs, on average), and 81% was delivered in long-term equity. The majority of target incentive compensation (55% of long-term equity) is delivered in Performance Share Units that remain subject to a 3-year, forward-looking performance period and are tied to specific long-term performance metrics.

Target Compensation for our CEO vs Market
As part of our compensation philosophy, the MDCC considers the market median of our peer group and pay levels of the S&P 500 Financials sector (excluding insurers), adjusted for our size, and may set total compensation above or below the median based on a variety of factors including, but not limited to, each executive’s role, responsibilities, experience and performance. At the time of his promotion to CEO, Mr. Doubles’ pay was initially set below median as part of the planned CEO succession to provide the MDCC with flexibility and with the intent to increase his target pay over a multi-year period, commensurate with his performance.
In January 2025, the MDCC elected to defer setting the CEO’s 2025 target compensation until peer proxy statements were filed to incorporate the most current market data. In July 2025, based on the independent compensation consultant’s updated market analysis, Synchrony’s absolute and relative performance, and Mr. Doubles’ leadership and strategic impact, the MDCC adjusted his target compensation to align with the market median. The increase in target compensation to market median was delivered primarily in the form of long-term equity, further strengthening the alignment with stockholders’ interests and long-term value creation.
CEO Target Compensation vs Market
* Market Median represents the median target total direct compensation of CEOs both (i) in our peer group based on 2025 proxy filings, and (ii) in the S&P 500 Financials sector (excluding insurers) adjusted for our size, as calculated by the MDCC’s independent compensation consultant.
The MDCC will continue to use market data to help inform its decision-making regarding competitive pay levels and to understand how Mr. Doubles’ compensation compares to the market for comparable CEOs.
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Compensation Matters
2025 Compensation Elements
The following summarizes the compensation elements used for 2025 to incentivize and retain our NEOs.
Base Salary
Base salaries for our NEOs depend on several factors, including the size, scope and impact of their role, market data, leadership skills, length of service and individual performance and contributions. The MDCC regularly reviews base salaries and benchmark data provided by its independent compensation consultant. For 2025, the MDCC adjusted the CEO, Brian Doubles’ salary based on his performance, experience and the market median of our peer group. Similarly, the MDCC adjusted the base salary for Mr. Wenzel, based on market movement, to align with the market median.

Name of Executive	2024 Salary	2025 Salary
Brian Doubles	$1,250,000	$1,275,000
Brian Wenzel	$725,000	$750,000
Jonathan Mothner	$700,000	$700,000
Carol Juel	$700,000	$700,000
Curtis Howse	$650,000	$650,000
Incentive Rigor and Methodology
Incentive awards to our NEOs are made with specific goals for threshold, target and maximum payout levels set in the first quarter of each year. Target incentive opportunities are based on market practices for an officer’s role along with scope, responsibilities and Board perspectives of each role.
We utilize a rigorous process and methodology for determining our incentive program design and setting targets for incentives each year, as described below:
•October of Year prior to New Performance Period – The MDCC meets to discuss current performance against goals of outstanding plans, realized and realizable pay for the current and outstanding periods and alignment to the Company’s broader performance.
•December of Year prior to New Performance Period – The MDCC discusses the design, metric weighting and approach for setting goals designed to balance stockholder, employee and management interests reflecting (i) likelihood of achieving goals, (ii) industry norms, (iii) investor expectations, (iv) historical performance of both the Company as well as peers, (v) current financial industry cycle, (vi) macroeconomic factors, and (vii) our operating plan.
•Quarter 1 of New Performance Period – The MDCC establishes minimum, target and maximum performance levels for incentives based on Synchrony’s business plan (both on an annual and long-term basis), the likelihood of achieving various levels of performance, including consideration of economic outlook for the industry (e.g., consumer demand and interest rates) and other factors, which can include known or expected events. Other factors that may impact goals include anticipated macroeconomic changes and accounting or other governance changes.

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Compensation Matters
In 2025, as part of this process, the MDCC reviewed an analysis provided by the independent compensation consultant to better understand alignment between overall pay and performance, and assess whether incentive program goals have the appropriate rigor. The analysis compared the Company’s average annual performance across five metrics and estimated realizable CEO pay to that of the Company’s peer group over the 4-year period beginning in 2021, the year Mr. Doubles became CEO. The chart below summarizes the results of the analysis, demonstrating the alignment between pay and performance and appropriate rigor, with most performance metrics near or above the 75th percentile rank, while realizable pay was at the 55th percentile rank.
2021 - 2024 Company Performance vs 4-Year Realizable Pay

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Compensation Matters
2025 Annual Incentive
The MDCC approved the 2025 metrics for Synchrony’s Annual Incentive Plan (“AIP”) based on two weighted quantitative metrics and one qualitative metric tied to specific goals and targets, as outlined below. We believe these metrics promote a balanced focus on profit, growth, risk, expenses, strategy and culture. The weighting for Pre-Provision Net Revenue Less Net Charge-Offs (PPNR) was increased from 50% to 60%, placing increased emphasis on profitability relative to topline growth, and further highlighting a metric that directly correlates to investor returns and interests.
•PPNR (Pre-Provision Net Revenue less Net Charge-Offs – 60% weighting) – A quantitative metric that aligns the interests of executives with the Company’s strategy and the interests of stockholders with a metric focused on pre-tax earnings that neutralizes the impact of change in reserves, but continues to capture credit quality through a reduction of actual charge-offs. This metric also mitigates volatility in earnings and more closely aligns management decisions with goals and payouts.
•Average Receivables Growth (20% weighting) – A quantitative metric that focuses executives on the Company’s strategy of expanding the business to drive future earnings.
•Strategy and Culture (20% weighting) – A qualitative metric that drives accountability to a framework focused on specified goals and targets—approved by the MDCC—related to Synchrony’s culture and strategic results. The framework for this metric includes multiple areas of focus with specific targets approved by the MDCC in the first quarter of the year and performance tracked through year-end prior to AIP decisions being made.
Target payout levels set for the 2025 AIP required:

An increase in PPNR of $0.3 billion compared to prior year*, and
An increase in Average Receivables of $2.0 billion compared to prior year
*Excluding the $1.1 billion impact of the Pets Best gain on sale in 2024.

The AIP metrics, weights and goals for 2025 and performance against those goals are shown below.

		Goals			Associated Payout			Calculation
Metric	Weight	Min	Target	Max	Min	Target	Max	2025 Performance	2025 Weighted Payout
PPNR minus Charge-Offs	60%	$3.0B	$4.0B	$5.0B	50%	100%	200%	$4.3B	79.4%
Average Receivables Growth	20%	$0.0B	$2.0B	$4.0B	50%	100%	200%	($1.5B)	—%
Strategy & Culture	20%	Based on Framework			50%	100%	200%	180%	36.0%
								Total Payout:	115.4%
Key goals and associated performance within the framework approved by the MDCC for the Strategy and Culture metric are shown below. The MDCC approved 36% funding due to achievement relative to the goals approved by the MDCC at the beginning of the year, including the improvement in Fortune’s Best Companies to Work For® ranking from #5 to #2 in 2025.

Profitable Growth	Strong Foundation	Company Culture	Community Support
•Partnerships – added or renewed more than 75 partnerships including Amazon renewal and winning OnePay partnership •Health & Wellness – increased average loan receivables to $15.5 billion	•Fiscal Strength – $3.3 billion in capital returned to stockholders during 2025 •Credit – delivered a $756MM reduction in net charge-offs
•Fortunes’ “Top 100” Great Place to Work – improved ranking in 2025 to #2 in the U.S., #2 in India, and #1 in the Philippines.
•Voluntary Attrition – maintained below industry average voluntary attrition rates

•Education – increased the number of participants in Reskilling programs by 7% Year-Over-Year
•Investments – donations of more than $20 million in 2025 to help communities we serve and improve education, skills and financial literacy

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Compensation Matters
Based on the calculation of performance against the financial goals (i.e., PPNR minus charge-offs and average receivables growth), as well as qualitative performance against the strategy and culture framework goals and targets approved by the MDCC, the aggregate performance and payout for the annual incentive plan was 115.4% of target. The MDCC awarded each NEO 115.4% of their target annual incentive for 2025 as follows:

Name of Executive	2025 Target Annual Incentive	2025 Annual Incentive Payout

Brian Doubles	$2,550,000	$2,942,700
Brian Wenzel	$1,250,000	$1,442,500
Jonathan Mothner	$1,050,000	$1,211,700
Carol Juel	$1,050,000	$1,211,700
Curtis Howse	$812,500	$937,625

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Compensation Matters
2025 Long-Term Incentive (LTI) Awards
Our executives are eligible to receive long-term (equity) awards which are intended to provide compensation that supports multiple goals including to: (i) motivate and reward long-term performance, (ii) reinforce an ownership mentality, (iii) align our executives’ interests with stockholders’ interests, (iv) support retention, and (v) mitigate risk through long-term ownership and stock holdings. The amount of long-term equity awarded to each NEO is based on target incentive levels for each executive, based on the competitive market for their role and subject to adjustment by the MDCC.
In 2025, the target LTI awards for NEOs were delivered 45% in RSUs and 55% in PSUs, each issued under the Synchrony Financial 2024 Long-Term Incentive Plan. The MDCC delivers over half of the LTI mix in PSUs to further align the interests of management with metrics designed to reflect long-term success of the Company beyond increasing stock price.
Restricted Stock Units (RSUs) - 45% of LTI Award
In 2025, the MDCC maintained the vesting period for RSUs at 1/3 per year over three years. Synchrony grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company through the applicable vesting date.
Performance Share Units (PSUs) - 55% of LTI Award
We issued performance-based, long-term PSUs in 2025 that are scheduled to vest based on financial performance over the 2025-2027 (3-year) performance period. The PSUs will be paid in shares of common stock if we achieve pre-defined goals relating to our cumulative annual diluted earnings per common share (“EPS”) and average return on equity (“ROE”), each weighted 50%.
The MDCC selected and approved the metrics and the goals for threshold, target and stretch with the ultimate award ranging from 0% (if threshold performance is not achieved) up to 150% for achieving stretch performance levels, subject to the relative TSR modifier discussed below.
Target payout levels set for the 2025–2027 performance period require:

Growth in Diluted EPS over the performance period, and
An increase in ROE as compared to prior year’s grant
Performance below threshold for diluted EPS and ROE results in forfeiture of the PSUs allocated to the corresponding performance measure. Dividend equivalents are accrued but not paid until the end of the performance period based on the actual number of shares earned. These performance metrics are designed to align the interests of our executives with the interests of stockholders by encouraging growth while ensuring that growth does not come at the cost of lower returns on assets.
The relative TSR modifier promotes alignment of PSUs outcomes with relative stockholder returns. Grants of PSUs will vest at the end of the 3-year period in the event performance conditions are met and based on the NEO’s continued employment. The MDCC established the PSU performance goals to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.
The 2025 PSU grants continue to include a TSR modifier of +/-20% based on our TSR performance relative to the compensation peer group established at the beginning of the performance period. The details of how the modifier impacts the final payout calculations are shown below:

TSR Performance vs Peers	Modifier*

Bottom Quartile	80%
Median	No Impact
Top Quartile	120%
*Any performance between bottom quartile and median or median and top quartile is linearly interpolated.

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Compensation Matters
Below is a summary of the equity grants made to executives in 2025.

Name of Executive	Restricted Stock Units	Performance Share Units	Total
Brian Doubles	$7,278,841	$8,650,474	$15,929,315
Brian Wenzel	$1,800,012	$2,124,602	$3,924,614
Jonathan Mothner	$1,462,509	$1,726,239	$3,188,748
Carol Juel	$1,462,509	$1,726,239	$3,188,748
Curtis Howse	$1,231,925	$1,454,042	$2,685,967
2023-2025 Long-Term Performance Awards (PSUs) Payouts
In 2023, the MDCC granted PSUs that vested based on financial performance over the 2023–2025 performance period. The metrics used during the 3-year performance period were chosen to balance executives’ focus on profitability, returning capital to investors and growing the Company. Target payouts set for the 2023–2025 performance period required annual growth in Diluted EPS over the period, and a 0.5% higher ROE than the prior PSU award. The chart below reflects (i) the performance against goals approved at the beginning of the 3-year performance period, (ii) overall negative adjustments to GAAP that neutralize the impact of the proposed legislative changes related to the Consumer Financial Protection Bureau’s amendments to Regulation Z late fees rule and related mitigants, and (iii) adjustments to neutralize the effects of other one-time items including restructuring charges and new deals.

Metric	Weight	Goals			Associated Payout			Calculation
		Min	Target	Max	Min	Target	Max	2023-2025 Performance	2023-2025 Payout
Cumulative Diluted EPS	50%	$13	$17	$21	50%	100%	150%	$22.43	150.0%
Return on Equity	50%	13.0%	16.5%	20.0%	50%	100%	150%	19.7%	145.4%
							Weighted Average:		147.7%
							TSR Adjustment Factor:		120.0%
								Total Payout:	177.2%
TSR Adjustment Factor Calculation
For the 2023-2025 3-year performance period, the Company’s TSR was approximately 158.1% which was the 89th percentile rank of peers established at the beginning of the performance period, resulting in an adjustment factor of 120.0%.
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Compensation Matters
Other Compensation Programs and Practices
Synchrony Deferred Compensation Plan
Our Deferred Compensation Plan is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may elect to defer up to 80% of their base salary and bonus. The plan administrator will designate two or more investment benchmarks which participants can choose between to determine the rate of return or loss applicable to their deferred compensation amounts, however the plan does not pay an “above-market” rate of interest. Participants can make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Internal Revenue Code (the “Code”). We have established notional unfunded accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.
Executive Security
As part of the Board’s risk management oversight responsibilities, the MDCC periodically reviews the Company’s executive security protocols. In late 2024, considering an independent third-party security assessment and the general sentiment regarding security and protection of corporate leaders, the MDCC approved several substantive changes. With respect to our CEO, changes included: (i) mandated use of private aircraft for both business and non-business air travel, (ii) enhanced personal protection, and (iii) secure ground transportation. The MDCC also approved certain enhanced security protocols for other members of our executive leadership team. The MDCC believes that these changes are essential to the safety of our CEO and executive leadership team, and promote the continuity of our business strategy and the stability of our business. We believe that the expenses associated with this security program are reasonable, necessary and appropriate business expenses and integral parts of the Company’s overall risk management and physical security program. These expenses may also be viewed as conveying a personal benefit to our NEOs in certain situations—as such, SEC disclosure rules require that we include them in the total value of personal benefits paid.
Other Benefits
In addition to standard health and welfare benefits available to other Synchrony employees, in 2025, Synchrony provided certain executive officers with other benefits, including (i) financial counseling and/or tax preparation services, (ii) annual physical examinations, (iii) supplementary life insurance, and (iv) individual disability income protection, which are reported in the “All Other Compensation” column in the 2025 Summary Compensation Table. The supplementary life insurance policies are intended to maintain benefits that existed for certain executives as GE employees prior to the completion of our separation from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. These policies were frozen in value and participation upon Synchrony’s IPO. While Synchrony could have “bought out” the value of these polices upon IPO, the Company chose to freeze the insurance amount and maintain the policies to help retain senior management through Synchrony’s transition away from GE. The policies require an executive to stay with Synchrony through age 60 to receive the full value of the benefit. The face value of the supplementary life insurance policies for all participants is less than the value of the standard life insurance program for Synchrony employees. Brian Doubles voluntarily forfeited the supplementary life insurance program and transitioned to the standard group term life plan offered to other employees when he became CEO.
Other Compensation Practices
Stock Ownership Guidelines
Our Stock Ownership Guidelines require the Company’s President & CEO and Executive Vice Presidents to own significant amounts of our common stock, helping to ensure alignment of executives’ interests with those of our stockholders. The stock ownership guideline for our President & CEO is six times base salary. The stock ownership guideline for Executive Vice Presidents, including the other NEOs, is three times base salary. The guidelines are to be met within five years of being subject to the policy and/or promotion. For the purposes of our stock ownership guidelines, all shares of common stock, RSUs and phantom stock units held by our executives are credited toward ownership levels. Unearned PSUs do not count toward the guidelines. As of April 1, 2026, all of our NEOs’ stock ownership exceeds the ownership guidelines.
Our executives are also subject to anti-hedging restrictions, see “Corporate Governance—Anti-Hedging and Anti-Pledging Restrictions” for further information regarding these restrictions and the applicable policies.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The majority of our equity awards to our directors, executive officers and other eligible employees are made based on a predetermined schedule each year and paid in the form of RSUs and/or PSUs. Our annual equity awards are approved during the first quarter of each year and the grant effective date is generally on or about March 1. Additionally, our directors receive the equity portion of their annual compensation, in the form of RSUs, in equal quarterly installments on the last day of each quarter. As a result of this schedule, historically, our annual and quarterly grants have not been close in time to the release of material nonpublic information in our quarterly earnings releases or periodic reports on Forms 10-Q or 10-K. We also issue equity awards on an ad hoc basis, in the form of RSUs and/or PSUs, for new hires, promotions and special recognitions, among other reasons.
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Compensation Matters
For the year ended December 31, 2025, we did not grant stock options or similar awards and have not made such grants in recent years.
Clawback Policies
Since 2018, the Company’s clawback policy has included “no fault” financial restatements for all of our named executive officers. In 2023, we adopted our Incentive-Based Compensation Recovery Policy, which supplemented our existing clawback policy, to incorporate the new requirements of NYSE listing standards and Section 10D of the Exchange Act. Under the policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will take action to recover from any current or former executive officer who received any annual or long-term incentive compensation paid, awarded or granted during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.
Additionally, under the Company’s existing policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, may take a range of actions to remedy the misconduct, prevent its recurrence and impose such discipline as deemed appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (i) termination of employment, (ii) initiating an action for breach of fiduciary duty, (iii) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (iv) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or as otherwise required by any agreement with a stock exchange on which the Company’s securities are listed.
2026 Annual Meeting and Proxy Statement / 49

Compensation Matters
Compensation Committee Report
The MDCC of the Board of Directors of Synchrony has reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by the MDCC of the Board.
Laurel J. Richie, Chair
Fernando Aguirre
Jeffrey G. Naylor
Ellen M. Zane
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Compensation Matters
2025 Executive Compensation
The following table contains 2025 compensation information for our NEOs.
2025 Summary Compensation Table

Name	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Comp. (2)	All Other Comp. (3)	Total

Brian Doubles	2025	$1,260,096	$15,929,315	$2,942,700	$1,241,623	$21,373,734
	2024	$1,232,692	$14,234,543	$2,625,000	$684,021	$18,776,256
	2023	$1,141,346	$13,550,032	$3,870,900	$613,406	$19,175,684

Brian Wenzel	2025	$745,673	$3,924,614	$1,442,500	$250,186	$6,362,973
	2024	$720,673	$3,506,896	$1,141,875	$312,023	$5,681,467
	2023	$700,000	$3,050,061	$1,767,150	$224,560	$5,741,771

Jonathan Mothner	2025	$700,000	$3,188,748	$1,211,700	$267,158	$5,367,606
	2024	$700,000	$3,002,251	$1,102,500	$325,610	$5,130,361
	2023	$700,000	$2,200,033	$1,767,150	$264,327	$4,931,510

Carol Juel	2025	$700,000	$3,188,748	$1,211,700	$244,955	$5,345,403
	2024	$700,000	$3,002,251	$1,102,500	$299,873	$5,104,624
	2023	$700,000	$2,750,059	$1,767,150	$246,381	$5,463,590

Curtis Howse	2025	$650,000	$2,685,967	$937,625	$229,711	$4,503,303
	2024	$645,673	$2,626,964	$853,125	$243,237	$4,368,999
	2023	$625,000	$2,343,809	$1,314,844	$227,902	$4,511,555

(1)For 2025, these amounts represent the grant date fair value of RSUs and PSUs calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). For RSUs, the value is based on the stock price on the grant date (or the last completed trading day prior to the grant date) and for PSUs, the value is based on the probable achievement of the performance goals as of the date of grant and a Monte Carlo analysis for the expected impact of the TSR modifier. The value of the PSU awards, assuming that the highest level of performance conditions will be achieved is as follows: Mr. Doubles - $12,975,711; Mr. Wenzel - $3,186,902; Mr. Mothner - $2,589,358; Ms. Juel - $2,589,358; and Mr. Howse - $2,181,062.
(2)This column represents amounts paid under Synchrony’s Annual Incentive Plan. The MDCC awarded a final payout of 115.4% for the 2025 performance year. See the CD&A for further information regarding the Annual Incentive Plan.
(3)See “2025 All Other Compensation Table” for additional information about All Other Compensation paid with respect to 2025.
2026 Annual Meeting and Proxy Statement / 51

Compensation Matters
2025 All Other Compensation
In 2025, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable and consistent with its overall executive compensation and risk management programs. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

Name of Executive	Company Mandated Risk Management Protocols		Other Perquisites & Personal Benefits (3)	Value of Supplementary Insurance (4)	Employee Retirement Savings Plan (5)	Total
	Security Services (1)	Aircraft Usage (2)

Brian Doubles	$461,455	$342,548	$7,764	$2,495	$427,361	$1,241,623

Brian Wenzel	$10,376		$23,528	$8,652	$207,630	$250,186

Jonathan Mothner	$11,780		$13,300	$43,803	$198,275	$267,158

Carol Juel	$16,853		$18,905	$10,922	$198,275	$244,955

Curtis Howse	$25,000		$8,712	$30,655	$165,344	$229,711

(1)Total security services reported for this column are valued based on the aggregate incremental cost to the Company to provide executive security for our NEOs outside of business-related duties, as mandated by the Company’s executive security protocols. This includes home security system installation and monitoring for all of our NEOs and security personnel for Mr. Doubles. The amounts represent payments made or accrued for payment to third-party vendors and Synchrony-provided security personnel, based on the average hourly cost to the Company for security personnel’s wages and benefits multiplied by the portion of such personnel’s time spent providing these Company-mandated security services outside of business-related duties.
(2)For Mr. Doubles, the amount in this column represents actual incremental cost of aircraft used outside of business-related duties, as mandated by the Company’s executive security protocols.
(3)Amounts in this column include the cost to the Company of financial counseling and/or tax preparation services, and annual physical examinations
(4)This column reports taxable payments made to cover premiums for universal life insurance policies owned by Mr. Mothner, Ms. Juel and Mr. Howse, as well as non-taxable premiums paid by the Company for supplemental individual disability income protection for all executives. Payments related to universal life insurance policies are made in lieu of the higher standard term life insurance coverage available to other employees, and are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE. These policies provide coverage amounts fixed at two times their annual pay at the time of the completion of our split-off from GE.
(5)This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts and related non-qualified Restoration Plan accounts. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For additional details on the Restoration Plan and the specific design elements of the plan, see “Synchrony Financial Restoration Plan.”
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Compensation Matters
2025 Grants of Plan-Based Awards
The following table provides information about Synchrony plan-based awards granted to the NEOs in 2025, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2024 Long-Term Incentive Plan. In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2025 performance period based on the following metrics: PPNR (60%), average receivables growth (20%), and strategy and culture (20%). In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2024 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of stock units underlying stock awards, and (iii) the grant date fair value of each awards computed in accordance with applicable SEC rules. No stock options were granted to NEOs in 2025.
In January 2025, the MDCC elected to defer setting the CEO’s 2025 target compensation until peer proxy statements were filed to incorporate the most current market data. In July 2025, based on the independent compensation consultant’s updated market analysis, Synchrony’s absolute and relative performance, and Mr. Doubles’ leadership and strategic impact, the MDCC adjusted his target compensation to align with the market median. As a result, Mr. Doubles’ annual equity grant was made in two parts—the first in March 2025 based on his 2024 target compensation, and the second in July 2025 to bring his total annual equity grant for 2025 in line with his adjusted target compensation for the year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name of Executive	Grant Date (1)	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	All Other Stock Awards Number of Shares (3)	Grant Date Fair Value of Stock Awards (4)

Doubles		255,000	2,550,000	5,100,000
Annual RSUs (1/2)	3/1/25							101,970	$6,187,540
Annual PSUs (1/2)	3/3/25				24,926	124,630	224,334		$7,303,318
Annual RSUs (2/2)	7/28/25							14,976	$1,091,301
Annual PSUs (2/2)	7/28/25				3,660	18,304	32,947		$1,347,156

Wenzel		125,000	1,250,000	2,500,000
Annual RSUs	3/1/25							29,664	$1,800,012
Annual PSUs	3/3/25				7,251	36,256	65,260		$2,124,602

Mothner		105,000	1,050,000	2,100,000
Annual RSUs	3/1/25							24,102	$1,462,509
Annual PSUs	3/3/25				5,891	29,458	53,024		$1,726,239

Juel		105,000	1,050,000	2,100,000
Annual RSUs	3/1/25							24,102	$1,462,509
Annual PSUs	3/3/25				5,891	29,458	53,024		$1,726,239

Howse		81,250	812,500	1,625,000
Annual RSUs	3/1/25							20,302	$1,231,925
Annual PSUs	3/3/25				4,962	24,813	44,663		$1,454,042

(1)The value of RSUs and PSUs for the March 2025 grant were approved during the January 21, 2025, committee meeting. The associated threshold, target and maximum goals for PSUs were set during the March 3, 2025, committee meeting.
(2)These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2025-2027 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on equity over the performance period subject to the performance and vesting conditions being met. Final payout will be subject to a TSR modifier of +/-20% of the amounts reflected above based on our TSR performance relative to peers used to set executive pay levels at the time of grant. The number of units subject to a PSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying PSUs.
(3)This column shows the number of RSUs granted as part of the annual equity incentive grant in 2025. All RSUs will vest ratably in three equal annual installments beginning one year from the date of grant and each year thereafter, subject to the NEO’s continued employment through the applicable vesting date. The number of units subject to a RSU award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional units are subject to the same vesting conditions as the underlying RSUs.
(4)This column shows the grant date fair value of PSUs and RSUs granted to the NEOs during 2025, calculated in accordance with ASC 718. Generally, the grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule based on the stock price on the grant date (or the last completed trading day prior to the grant date), and for PSUs, the probable outcome of the performance conditions as of the date of grant and a Monte Carlo analysis to determine the expected impact of the TSR modifier.
2026 Annual Meeting and Proxy Statement / 53

Compensation Matters
2025 Outstanding Synchrony Equity Awards at Fiscal Year-End
The following table provides information on the holdings of Synchrony outstanding equity awards by the NEOs as of the 2025 fiscal year-end. This table includes unexercised (both vested and unvested) option grants and unvested RSUs and PSUs with vesting conditions that were not yet satisfied as of December 31, 2025. Each equity grant is shown separately. The vesting schedule for each outstanding award is shown following this table.

	Option Awards					Stock Awards

Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Doubles	4/1/2017	28,449		$34.30	4/1/2027
	4/1/2018	39,105		$33.53	4/1/2028
	3/1/2023					60,140	$5,017,512
	3/1/2024					103,769	$8,657,418	190,241	$15,871,847
	3/1/2025					103,344	$8,621,976
	3/3/2025							126,309	$10,537,971
	7/28/2025					15,103	$1,260,032	18,459	$1,540,039
Wenzel	4/1/2018	8,799		$33.53	4/1/2028
	3/1/2023					13,538	$1,129,451
	3/1/2024					25,565	$2,132,909	46,869	$3,910,260
	3/1/2025					30,064	$2,508,211
	3/3/2025							36,744	$3,065,591
Mothner	4/1/2017	11,258		$34.30	4/1/2027
	4/1/2018	21,899		$33.53	4/1/2028
	3/1/2023					9,765	$814,668
	3/1/2024					21,886	$1,825,943	40,125	$3,347,590
	3/1/2025					24,427	$2,037,922
	3/3/2025							29,855	$2,490,793
Juel	3/1/2023					12,206	$1,018,336
	3/1/2024					21,886	$1,825,943	40,125	$3,347,590
	3/1/2025					24,427	$2,037,922
	3/3/2025							29,855	$2,490,793
Howse	3/1/2023					10,403	$867,961
	3/1/2024					19,150	$1,597,721	35,109	$2,929,142
	3/1/2025					20,576	$1,716,616
	3/3/2025							25,147	$2,098,040
(1)The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 31, 2025, which was $83.43, and the number of shares underlying each such award.
(2)PSUs granted in 2025 and 2024 vest, to the extent earned, on December 31, 2027, and December 31, 2026, respectively. The market value of PSUs that have not vested as of December 31, 2025, was calculated using the closing price of Synchrony common stock as of December 31, 2025, which was $83.43. As required under applicable SEC guidance, because cumulative performance did not exceed the target level as of December 31, 2025, unvested PSUs are presented at the target level. The final payout will be determined by the MDCC based on the Company’s performance over the applicable 3-year performance period and may range from 0% to 150% of target before the impact of the TSR modifier.
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Compensation Matters
2025 Outstanding Synchrony Equity Awards Vesting Schedule

Name of Executive	Grant Date	Stock Awards Vesting Schedule (1)	Equity Incentive Plan Vesting Schedule (2)

All Executives	3/1/23	33.3% vests 2026

All Executives	3/1/24	33.3% vests 2026, 2027	100% vests in 2026

All Executives	3/1/25	33.3% vests 2026, 2027, 2028

All Executives	3/3/25		100% vests in 2027

Doubles	7/28/25	33.3% vests 2026, 2027, 2028	100% vests in 2027

(1)This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “2025 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.
(2)This column shows the vesting schedule of the unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “2025 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” PSUs vest to the extent earned on December 31 of the year shown in the table above.

2025 Options Exercised and Stock Vested
The following table provides information on the exercises of Stock Option Awards by the NEOs and shares acquired by the NEOs upon vesting of RSUs and PSUs in 2025.

	Option Awards		Stock Awards

Name of Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Doubles	48,747	$1,476,872	534,860	$38,883,131

Wenzel	8,514	$303,950	126,211	$9,105,365

Mothner	34,639	$1,157,923	92,065	$6,630,141

Juel	34,758	$879,281	112,792	$8,148,778

Howse	23,466	$838,185	96,514	$6,968,332

(1)Amounts reflect the difference between the exercise price of the stock option and the market price of our common stock at the time of exercise.
(2)Amounts reflect the market value of our common stock on the day on which the RSUs vested, or in the case of PSUs, when the performance for the applicable performance period was certified.
2026 Annual Meeting and Proxy Statement / 55

Compensation Matters
2025 Synchrony Nonqualified Deferred Compensation
The table below provides information on the nonqualified deferred compensation of the NEOs in 2025 under our Deferred Compensation and Restoration Plans.
Synchrony-Deferred Compensation Plan
Our Deferred Compensation Plan is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates, including the NEOs. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator. The plan administrator will designate two or more investment benchmarks which participants can choose between to determine the rate of return or loss applicable to their deferred compensation amounts, however, the plan does not pay an “above-market” rate of interest.
Synchrony Financial Restoration Plan
The Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. The plans include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) a 4% additional contribution for former participants of GE pension plans. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2025, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2025 Summary Compensation Table.

	Plan	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Distributions in Last Fiscal Year (2)	Aggregate Balance at Last Fiscal Year-End
Name of Executive

Doubles	Restoration Plan	$0	$388,861	$703,146	$0	$5,197,690

	Deferred Compensation Plan	$0	$0	$0	$0	$0

Wenzel	Restoration Plan	$0	$169,130	$317,067	$0	$2,274,869

	Deferred Compensation Plan	$0	$0	$0	$0	$0

Mothner	Restoration Plan	$0	$159,775	$443,874	($74,385)	$2,866,073

	Deferred Compensation Plan	$0	$0	$0	$0	$0

Juel	Restoration Plan	$0	$159,775	$713,106	$0	$3,411,331

	Deferred Compensation Plan	$0	$0	$0	$0	$0

Howse	Restoration Plan	$0	$126,844	$232,366	($61,688)	$1,612,496

	Deferred Compensation Plan	$426,563	$0	$1,351,040	$0	$9,757,387

(1)The earnings on amounts contributed to the Restoration and Deferred Compensation Plans may be positive or negative, depending on the NEO’s investment choice.
(2)Mr. Mothner and Mr. Howse had an involuntary distribution from their Restoration Plan accounts in 2025 to cover FICA taxes payable due to their eligibility to receive retirement treatment in certain programs.
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Compensation Matters
2025 Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End
The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2025, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 31, 2025, as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different from the amounts reported below. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.
Executive Severance Plan
The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, part of a redundancy or reorganization, or terminated “for the good of the Company,” such executive will be entitled to the following cash payment, offset by any other severance cash payment that the executive will receive from the Company in connection with being laid off, such as payment from the broad-based severance plan available to other U.S. employees:
•CEO – 18 months of the executive’s base salary
•Other NEOs – 12 months of an NEO’s base salary
CIC Severance Plan
The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of executives in the event of any occurrence of, threat of, or negotiation or other action that could lead to, a change in control of the Company. The CIC Severance Plan provides for the following benefits upon a “double-trigger” qualifying termination of employment within 30 months following a change in control:
CEO – Cash payment of (1) the executive’s prorated bonus for the year of termination, (2) a severance benefit equal to the product of three multiplied by the sum of the executive’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 36 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the executive, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 36 months following the executive’s termination of employment, the executive will be entitled to reasonable executive outplacement services.
Other NEOs – Cash payment of (1) the NEO’s prorated bonus for the year of termination, (2) a severance benefit equal to the product of two-and-one-half multiplied by the sum of the NEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 30 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the NEO, based on the rates for continuation coverage pursuant to the Healthcare Premiums. In addition, for 30 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.
Synchrony Equity Awards
If one of the NEOs were to retire (voluntarily terminating after reaching age 60 with three years of service) or involuntarily terminate with over 20 years of service, all awards held for at least one year will continue to vest according to the original vesting schedule. For involuntary terminations with less than 20 years of service, all awards held for at least one year continue to vest on a pro-rata basis according to the original vesting schedule. For death and disability, all awards immediately vest and any unvested PSUs pay out at target levels. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform their job.
Payment Upon Termination as of Year-End Tables
The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2025. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Of the NEOs, only Mr. Mothner and Mr. Howse are eligible to retire as of December 31, 2025; therefore, other than Mr. Mothner and Mr. Howse, the NEOs do not have any values in the voluntary or retirement termination columns below. The tables below assume a stock price of $83.43, the closing price of a share of our common stock on December 31, 2025.

2026 Annual Meeting and Proxy Statement / 57

Compensation Matters

Brian Doubles

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement(2)	Death or Disability	Change-In-Control

Severance	$0	$0	$1,912,500	$0	$0	$13,263,600

Restricted Stock Units	$0	$0	$13,674,930	$0	$23,556,938	$23,556,938

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$0	$15,871,847	$0	$27,949,857	$27,949,857

Annual Cash Incentive	$0	$0	$2,942,700	$0	$2,942,700	$2,942,700

Health Benefits Payment	$0	$0	$0	$0	$0	$72,915

Restoration Plan	$0	$0	$5,197,690	$0	$5,197,690	$5,197,690

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$39,599,667	$0	$59,647,185	$72,983,700

Brian Wenzel

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement(2)	Death or Disability	Change-In-Control

Severance	$0	$0	$750,000	$0	$0	$5,501,271

Restricted Stock Units	$0	$0	$3,262,359	$0	$5,770,571	$5,770,571

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$0	$3,910,260	$0	$6,975,852	$6,975,852

Annual Cash Incentive	$0	$0	$1,442,500	$0	$1,442,500	$1,442,500

Health Benefits Payment	$0	$0	$0	$0	$0	$56,214

Restoration Plan	$0	$0	$2,274,869	$0	$2,274,869	$2,274,869

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$11,639,988	$0	$16,463,792	$22,021,277

Jonathan Mothner

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement(2)	Death or Disability	Change-In-Control

Severance	$0	$0	$700,000	$0	$0	$5,151,125

Restricted Stock Units	$0	$2,640,611	$2,640,611	$2,640,611	$4,678,533	$4,678,533

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$3,347,590	$3,347,590	$3,347,590	$5,838,383	$5,838,383

Annual Cash Incentive	$0	$1,211,700	$1,211,700	$1,211,700	$1,211,700	$1,211,700

Health Benefits Payment	$0	$0	$0	$0	$0	$56,214

Restoration Plan	$0	$2,866,073	$2,866,073	$2,866,073	$2,866,073	$2,866,073

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$10,065,974	$10,765,974	$10,065,974	$14,594,689	$19,802,028
58 / 2026 Annual Meeting and Proxy Statement

Compensation Matters

Carol Juel

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement(2)	Death or Disability	Change-In-Control

Severance	$0	$0	$700,000	$0	$0	$5,151,125

Restricted Stock Units	$0	$0	$2,844,278	$0	$4,882,200	$4,882,200

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$0	$3,347,590	$0	$5,838,383	$5,838,383

Annual Cash Incentive	$0	$0	$1,211,700	$0	$1,211,700	$1,211,700

Health Benefits Payment	$0	$0	$0	$0	$0	$55,643

Restoration Plan	$0	$0	$3,411,331	$0	$3,411,331	$3,411,331

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$11,514,899	$0	$15,343,614	$20,550,382

Curtis Howse

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination(1)	Retirement(2)	Death or Disability	Change-In-Control

Severance	$0	$0	$650,000	$0	$0	$4,212,995

Restricted Stock Units	$0	$2,465,683	$2,465,683	$2,465,683	$4,182,299	$4,182,299

Stock Options	$0	$0	$0	$0	$0	$0

Long-Term Performance Plan	$0	$2,929,142	$2,929,142	$2,929,142	$5,027,181	$5,027,181

Annual Cash Incentive	$0	$937,625	$937,625	$937,625	$937,625	$937,625

Health Benefits Payment	$0	$0	$0	$0	$0	$32,928

Restoration Plan	$0	$1,612,496	$1,612,496	$1,612,496	$1,612,496	$1,612,496

Deferred Compensation	$9,757,387	$9,757,387	$9,757,387	$9,757,387	$9,757,387	$9,757,387

Total Value to Executive	$9,757,387	$17,702,333	$18,352,333	$17,702,333	$21,516,988	$25,762,911

(1)In the event of an involuntary termination, all of our NEO’s are eligible for continued vesting at 100% for awards held at least one year under our equity plans due to having more than 20 years of service.
(2)In order to receive retirement treatment upon termination with respect to the Annual Incentive Plan, equity plans and Restoration Plan, an executive must be age 60 with at least three years of service. As of December 31, 2025, Mr. Mothner and Mr. Howse qualify for retirement. As a result, amounts in the Voluntary Termination column match those in the Retirement column.
2026 Annual Meeting and Proxy Statement / 59

Compensation Matters
CEO Pay Ratio
As required by the SEC and in accordance with its regulations and guidance, we determined the ratio of the annual total compensation of our CEO and the annual total compensation of our median employee using the following methodology.
To identify our median employee, we first calculated the individual target annual total compensation including retirement contributions (“annual target compensation”) for all employees globally as of December 31, 2025. We then identified the population of employees with the median annual target compensation. From that population, we identified the employee with actual compensation closest to the average annual target compensation of that group.
We calculated the median employee’s annual total compensation by determining actual compensation in accordance with the SEC rules used to calculate the amount set forth in the “total” column of the Summary Compensation Table, and adding the value of benefits. Accordingly, our median employee’s estimated annual total compensation was calculated as $63,465 including benefits.
With respect to the annual total compensation of our CEO, we used the amount reported in the “total” column of our 2025 Summary Compensation Table and added the value of healthcare and insurance benefits. Accordingly, our CEO’s annual total compensation for purposes of the pay ratio determination was $21,401,619 including benefits.
Based on our CEO’s annual total compensation compared to the estimated annual total compensation for our median employee, our estimated pay ratio for 2025 was 337:1.
60 / 2026 Annual Meeting and Proxy Statement

Compensation Matters
Pay Versus Performance
As required by the SEC, and in accordance with its regulations and guidance, we are providing a review of Pay vs. Performance as outlined below. The Pay vs. Performance table below presents total compensation as disclosed in the Summary Compensation Table (columns A, C and E) and “compensation actually paid” or “CAP” (columns B, D and F), as defined by the SEC, to our current CEO, former CEO/Executive Chair, Margaret Keane, and, as an average, to our Non-CEO NEOs. The table below also shows Synchrony’s performance for 2021-2025 as illustrated by TSR (as compared to the TSR of our peers), Net Income, and Diluted Earnings Per Share, which we have selected as our “Company selected measure.” Reconciliations between Summary Compensation Table totals and CAP are provided in the “Determination of Compensation Actually Paid” and “Changes In Equity Reflected In CAP Calculation” sections that follow.

	A	B	C	D	E	F	Value of Initial $100 Investment 12/31/2020:

Year	Summary Compensation Table Total for CEO (Doubles) (1)	Compensation Actually Paid to CEO (Doubles) (2)	Summary Compensation Table Total for Former CEO/Exec Chair (Keane)(1)	Compensation Actually Paid to Former CEO Exec Chair (Keane) (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (4)	SYF (5)	Peers (6)	Net Income (Millions) (7)	Diluted Earnings Per Share (8)

2025	$21,373,734	$57,677,474			$5,394,821	$12,935,377	$269	$129	$3,552	$9.28

2024	$18,776,256	$58,189,127			$5,103,462	$13,879,417	$206	$124	$3,499	$8.55

2023	$19,175,684	$23,718,659			$5,162,107	$6,466,785	$119	$96	$2,238	$5.19

2022	$13,701,941	$8,599,737			$6,516,202	$1,775,284	$99	$78	$3,016	$6.15

2021	$8,880,347	$20,462,092	$13,500,981	$46,015,762	$4,124,797	$10,116,008	$136	$96	$4,221	$7.34

(1)The dollar amounts reported in columns (A) and (C) are the amounts of total compensation reported for Mr. Doubles (our current CEO) and Ms. Keane (for her role as CEO in 2021), respectively, in the years in which they served as CEO, for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)The dollar amounts reported in columns (B) and (D) represent the amount of “compensation actually paid” to Mr. Doubles and Ms. Keane, respectively, in the years in which they served as CEO, computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Doubles or Ms. Keane during the applicable years. “Compensation actually paid” fluctuates significantly due to variance in stock price from one year to the next, which correlates directly with the calculation. See “Determination of Compensation Actually Paid” below for the adjustments that were made to Mr. Doubles’ total compensation in 2025 to determine the compensation actually paid.
(3)The dollar amounts reported in column (E) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Doubles for 2021 - 2025, and excluding Ms. Keane for 2021, in the “Total” column of the Summary Compensation Table in each applicable year). The NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025 and 2023, Brian Wenzel, Carol Juel, Jonathan Mothner and Curtis Howse; (ii) for 2024, Brian Wenzel, Carol Juel, Jonathan Mothner and Alberto Casellas; (iii) for 2022, Margaret Keane, Brian Wenzel, Thomas Quindlen and Carol Juel; and (iv) for 2021, Brian Wenzel, Thomas Quindlen, Alberto Casellas and Carol Juel.
(4)The dollar amounts reported in column (F) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Doubles for 2021 - 2025 and Ms. Keane in 2021), computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. See “Determination of Compensation Actually Paid” below for the adjustments that were made to total compensation in 2025 to determine the compensation actually paid.
(5)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period beginning at market close on December 31, 2020, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of 2021. The peer group used for this purpose is the peer group outlined in the CD&A, which is used for setting pay and determining relative TSR with respect to future PSUs.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Diluted Earnings Per Share, our “Company selected measure”, reflects Diluted Earnings Per Share as reported under GAAP for the applicable year.
2026 Annual Meeting and Proxy Statement / 61

Compensation Matters
Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers
and Company Performance
Our TSR directly impacts the value of Compensation Actually Paid (CAP) given the weight of the LTI component in our compensation program (see “Compensation Discussion & Analysis—2025 Compensation Elements”). As a result, our CEO and other NEO CAP is highly correlated with investor interests. CAP for our CEO and other NEOs were highest in years where our TSR more significantly outperformed that or our peers. Synchrony cumulative TSR is above the weighted average TSR of the peer group over the five-year time period ending in 2025, as well is in each of the five years reflected in the table above. Our NEO CAP is correlated to Net Income through the PPNR minus Charge-Offs measure in the AIP and the Return on Equity measure included in our PSU goals. Diluted Earnings Per Share is also linked directly to our NEO CAP as a significant measure included in our PSU goals. Goals for these metrics consider each year’s particular strategic initiatives, economic conditions and commercial outlook. In general, our CEO and other NEO CAP are directionally aligned from year to year as executives participate in the same incentive plans and are accountable to the same company-wide results, although our CEO pay mix makes CAP subject to more significant fluctuation.
Most Important Measures to Link Compensation Actually Paid to Company Performance
The following table identifies the financial performance measures which, in our assessment, represent the most important financial performance measures used by us to link the compensation actually paid to our CEO and other NEOs in 2025 to Company performance. How each of these performance measures is used in determining our NEOs’ compensation is discussed above in the 2025 Compensation Elements section of our CD&A.

Most Important Financial Performance Measures

Diluted Earnings Per Share

Return on Equity

Relative TSR

PPNR minus Charge-Offs

Loan Receivables

Determination of Compensation Actually Paid
The tables below show the reconciliation between the amounts provided for 2025 in the “Summary Compensation Table Total” and “Compensation Actually Paid” in the Pay vs. Performance table above for our CEO, and, as an average, Non-CEO NEOs.

CEO	(A)		(X)	(B)
Year	Summary Compensation Table Total (SCT)	Deductions of Equity Awards*	Additions/Adjustments to SCT Total**	Compensation Actually Paid (CAP)
2025	$21,373,734	($15,929,315)	$52,233,055	$57,677,474

Non-CEO NEOs	(E)		(Z)	(F)
Year	Summary Compensation Table Total (SCT)	Deductions of Equity Awards*	Additions/Adjustments to SCT Total**	Compensation Actually Paid (CAP)
2025	$5,394,821	($3,247,019)	$10,787,575	$12,935,377
*Grant Date Fair Market Value of stock awards made in year, as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year for our CEO and, as an average, our other NEOs.
**Year-end Fair Market Value of awards made in year plus change in Fair Market Value of awards made in prior years, as further illustrated below.
62 / 2026 Annual Meeting and Proxy Statement

Compensation Matters
Changes in Equity Reflected in CAP Calculation
The tables below show additional details on the changes in equity value reflected in the calculation of compensation actually paid for 2025 to our CEO and Non-CEO NEOs, as applicable. The fair values reflected in the tables below are calculated in accordance with the methodology used for financial reporting purposes, including the value associated with the accrual of any dividend equivalent rights. For awards subject to performance-based vesting conditions, the value is based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, which is consistent with the methodology used to determine the grant date fair value of the awards.

CEO Equity					(X)
	TYPE	FAIR VALUE AT YE OF OUTSTANDING UNVESTED AWARDS GRANTED DURING APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING APPLICABLE YEAR	CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT REMAIN UNVESTED	VALUE INCLUDED IN “COMP ACTUALLY PAID”
2025	RSUs	$9,882,008	($586,823)	$3,202,576	$12,497,761
	PSUs	$18,885,322	$9,990,947	$10,859,025	$39,735,294
	SOs	$0	$0	$0	$0
	Total	$28,767,330	$9,404,124	$14,061,601	$52,233,055

Non-CEO NEOs Equity					(Z)
	TYPE	FAIR VALUE AT YE OF OUTSTANDING UNVESTED AWARDS GRANTED DURING APPLICABLE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT VESTED DURING APPLICABLE YEAR	CHANGE IN FAIR VALUE OF AWARDS GRANTED IN PRIOR YEARS THAT REMAIN UNVESTED	VALUE INCLUDED IN “COMP ACTUALLY PAID”
2025	RSUs	$2,075,168	($131,617)	$656,498	$2,600,049
	PSUs	$3,965,796	$1,906,745	$2,314,985	$8,187,526
	SOs	$0	$0	$0	$0
	Total	$6,040,964	$1,775,128	$2,971,483	$10,787,575
2026 Annual Meeting and Proxy Statement / 63

Compensation Matters
Independent Directors’ Compensation
Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually. In connection with these reviews, the Nominating and Corporate Governance Committee receives advice regarding director compensation, including peer company benchmarking.
Each independent director currently receives annual compensation of $340,000 (increased from $320,000 in 2025), of which $100,000 is paid in cash and $240,000 (increased from $220,000 in 2025) is paid in RSUs. The RSUs are subject to a one-year vesting period, are granted in quarterly installments on the last day of each fiscal quarter, and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain independent directors currently receive additional compensation as follows:
•each member of the Audit and Risk Committees will receive an additional $20,000 in annual cash compensation and each member of the Nominating and Corporate Governance Committee, the MDCC and the Technology Committee will receive an additional $15,000 in annual cash compensation;
•the Chairs of the Audit Committee and Risk Committee each receive an additional $40,000 in annual cash compensation and the Chairs of the Nominating and Corporate Governance Committee, the MDCC and the Technology Committee each receive an additional $30,000 (increased from $25,000 in 2025) in annual cash compensation; and
•the Chair of our Board receives an additional $235,000, of which $110,000 is paid in cash and $125,000 is paid in RSUs.
Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board. Deferred stock units will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock and such amounts will be reinvested in additional deferred stock units.
We require each independent director to own at least $500,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement. As of April 1, 2026, all independent directors are compliant with this ownership requirement, taking into account the four-year phase-in period.
2025 Independent Directors’ Compensation Table
The following table provides information regarding the compensation of our independent directors for 2025. Mr. Doubles, our President and CEO, did not receive additional compensation in 2025 for his service as a director, and has been excluded from the table. Please see the “2025 Summary Compensation Table” for the compensation received by Mr. Doubles with respect to 2025.

Name of Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Aguirre	$155,000	$220,193	$375,193

Alves	$135,000	$220,193	$355,193

Chytil	$135,000	$220,193	$355,193

Colao	$180,000	$220,193	$400,193

Coviello	$160,000	$220,193	$380,193

Ellinger(3)	$33,750	$55,064	$88,814

Guthrie	$175,000	$220,193	$395,193

Naylor (Chair)	$245,000	$345,330	$590,330

Parker	$135,000	$220,193	$355,193

Richie	$155,000	$220,193	$375,193

Zane	$135,000	$220,193	$355,193

(1)Amount of cash compensation received in 2025 for Board and committee service.
64 / 2026 Annual Meeting and Proxy Statement

Compensation Matters
(2)Aggregate grant date fair value of RSUs granted in 2025. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date or, if the grant date was not on a trading day, the closing price of Synchrony common stock on the last trading day immediately preceding the grant date, which was $52.94 for March 31, 2025, grants, $66.74 for June 30, 2025, grants, $71.05 for September 30, 2025, grants and $83.43 for December 31, 2025, grants. As of December 31, 2025, each director had outstanding RSUs, including accrued dividends thereon, as follows: Mr. Aguirre - 3,323; Mr. Alves - 3,323; Ms. Chytil - 3,323; Mr. Colao - 3,323; Mr. Coviello - 3,323; Ms. Ellinger - 660; Mr. Guthrie - 3,323; Mr. Naylor - 5,212; Mr. Parker - 3,323; Ms. Richie - 3,323; and Ms. Zane - 3,323. As of December 31, 2025, certain directors had outstanding deferred stock units, including accrued dividends thereon, as follows: Mr. Alves - 31,961; Mr. Guthrie - 31,726; Mr. Naylor - 40,277; and Ms. Richie - 27,596.
(3) Ms. Ellinger joined the Board on October 1, 2025. Ms. Ellinger’s cash compensation and stock awards were pro-rated based on her period of service during 2025.
2026 Annual Meeting and Proxy Statement / 65

Compensation Matters
Equity Compensation Plan Information
2025 Equity Compensation Information
The following table provides information as of December 31, 2025, regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	7,385,204	$35.16	26,296,210
Equity compensation plans not approved by security holders	—		—
Total	7,385,204	$35.16	26,296,210
(1)This column includes 1,107,036 shares underlying stock options, 3,811,656 shares underlying RSUs and 2,466,512 shares underlying PSUs, in each case, awarded under the 2024 LTIP and prior plan.

As of December 31, 2025, the weighted-average term of outstanding stock options was 3.56 years.
66 / 2026 Annual Meeting and Proxy Statement

Beneficial Ownership

Beneficial Ownership
At April 1, 2026, we had 336,811,219 shares of common stock outstanding.
The following table shows information regarding the beneficial ownership of our common stock by:
•All persons known by us to own beneficially more than 5% of our common stock;
•Our CEO and each of our named executive officers;
•Each of our directors; and
•All directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of April 1, 2026, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
Except as noted by footnote, all stockholdings are as of April 1, 2026, and the percentage of beneficial ownership is based on 336,811,219 shares of common stock outstanding as of April 1, 2026.

Name of Beneficial Owner	Number of Shares	Percent of Total
Capital World Investors—333 South Hope Street, 55th Fl, Los Angeles, CA 90071 (1)	44,534,680	13.22%
BlackRock, Inc.—50 Hudson Yards, New York, NY 10001 (2)	35,218,825	10.46%
State Street Corporation—One Congress Street, Suite 1, Boston MA 02114 (3)	19,080,903	5.67%
Brian D. Doubles	587,452	*
Carol Juel	8	*
Curtis Howse	51,946	*
Jonathan S. Mothner (4)	154,165	*
Brian J. Wenzel, Sr. (5)	8,804	*
Fernando Aguirre	41,595	*
Paget L. Alves (6)	48,275	*
Kamila Chytil	13,950	*
Daniel Colao	1,704	*
Arthur W. Coviello, Jr.	30,177	*
Deborah Ellinger	0	*
Roy A. Guthrie (7)	70,704	*
Jeffrey G. Naylor (8)	59,101	*
P.W. “Bill” Parker	28,498	*
Laurel J. Richie (9)	47,602	*
Ellen M. Zane	28,263	*
All directors and executive officers as a group (21 persons)	1,200,851	*
*Denotes less than 1.0%
2026 Annual Meeting and Proxy Statement / 67

Beneficial Ownership

(1)Based on a Schedule 13G/A filed on February 9, 2024, by Capital World Investors regarding its holdings of our common stock as of December 29, 2023. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 44,534,680 of the shares, shared voting power as to none of the shares, sole dispositive power as to 44,534,680 of the shares and shared dispositive power as to none of the shares.
(2)Based on a Schedule 13G/A filed on February 5, 2025, by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2024. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 30,901,253 of the shares, shared voting power as to none of the shares, sole dispositive power as to 35,218,825 of the shares and shared dispositive power as to none of the shares.
(3)Based on a Schedule 13G/A filed on November 10, 2025, by State Street Corporation regarding its holdings, together with its subsidiaries, of our common stock as of September 30, 2025. The Schedule 13G/A discloses that the reporting entity had sole voting power as to none of the shares, shared voting power as to 4,078,872 of the shares, sole dispositive power as to none of the shares and shared dispositive power as to 19,080,903 of the shares.
(4)Includes 33,157 shares underlying stock options that are currently exercisable.
(5)Includes 8,799 shares underlying stock options that are currently exercisable.
(6)Includes 32,940 deferred stock units (“DSU”) that are subject to deferred distribution pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.
(7)Includes (i) 32,704 DSUs that are subject to deferred distribution pursuant to the Company’s Non-Employee Director Deferred Compensation Plan; and (ii) 34,106 shares of common stock owned by Guthrie 2012 Investments LP, for which Mr. Guthrie serves as Investment Manager. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP, except to the extent of his direct pecuniary interest therein.
(8)Includes 41,773 DSUs that are subject to deferred distribution pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.
(9)Includes 28,557 DSUs that are subject to deferred distribution pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports filed during the year ended December 31, 2025, and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2025, except that, due to an administrative error and no error of the reporting person, a Form 4 was filed on November 5, 2025, five days after the due date, on behalf of Darrell Owens to report tax withholdings of 2,377 shares in connection with the vesting of restricted stock units.
68 / 2026 Annual Meeting and Proxy Statement

Beneficial Ownership

Related Person Transactions Policy
Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing) has a direct or indirect material interest.
The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. The Nominating and Corporate Governance Committee will prohibit any transaction it determines to be inconsistent with the interests of the Company and its stockholders. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction. The Nominating and Corporate Governance Committee will timely advise the Board of all approved related person transactions.
Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, if such compensation arrangements are reported pursuant to Item 402 of Regulation S-K, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features, and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.
Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms.
Future extensions of credit of this nature are not subject to the related person transaction approval policy.
Related Person Transactions
Except as described below, to the Company’s knowledge, there were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of the foregoing (each, a “Related Person”), since January 1, 2025, involving more than $120,000 in which a Related Person has a direct or indirect material interest.
The son of Mr. Howse, our Executive Vice President and CEO, Home & Auto, is employed by the Company in a non-executive position and received compensation of less than $120,000 in 2025. The daughter of Mr. Wenzel, our Executive Vice President, Chief Financial Officer, is also employed by the Company in a non-executive position and received compensation of approximately $124,000 in 2025. In addition to this compensation, both Mr. Howse’s son and Mr. Wenzel’s daughter received standard benefits generally made available to our employees. The compensation and benefits for Mr. Howse’s son and Mr. Wenzel’s daughter were determined by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and in similar positions.
2026 Annual Meeting and Proxy Statement / 69

Frequently Asked Questions about the Annual Meeting (“FAQs”)

Voting Information
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on the record date, which is April 27, 2026, are entitled to notice of, and to vote at, the Annual Meeting. As of April 27, 2026, there were 336,370,242 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.
How do I vote at the annual meeting?
Stockholders of record can vote in one of four ways:

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.
If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.
What if my shares of the company’s common stock are held for me by a broker?
If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the Director Nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

By Mail You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by June 23, 2026).

By Telephone
You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on June 23, 2026.

By the Internet
In Advance
You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on June 23, 2026.

At the Annual Meeting You may attend the virtual Annual Meeting by visiting this internet website address: www.virtualshareholdermeeting.com/SYF2026.

70 / 2026 Annual Meeting and Proxy Statement

What if I do not vote or do not indicate how my shares should be voted on my proxy card?
If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, such stockholder’s shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.
If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote your shares in their best judgment on such matter.
How can I change my votes or revoke my proxy after I have voted?
Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

Will my votes be publicly disclosed?
No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the Inspector of Election and certain employees, who are obligated to keep such information confidential.
What if other matters come up with during the annual meeting?
If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote your shares on such matters in accordance with their best judgment.
What constitutes a quorum at the annual meeting?
The presence at the Annual Meeting, present by means of remote communication, or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?”, if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation

Election of 12 directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Auditor ratification	Majority of votes cast	Abstentions not counted as votes cast and therefore will have no effect. There will be no broker non-votes.	FOR

Advisory approval of our named executive officers’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

2026 Annual Meeting and Proxy Statement / 71

Who will count the vote?
Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Election.
Will a list of stockholders be made available?
We will make a list of stockholders available for 10 days prior to the Annual Meeting at our principal executive offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585-2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SYF2026.
Proxy Solicitation and Document Request Information
Why did I receive a notice of internet availability of proxy materials instead of printed proxy materials?
The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.
Multiple individuals residing at my address are beneficial owners of the company’s common stock, so why did we receive only one mailing?
The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.
Who is soliciting my proxy and who pays to prepare, mail and solicit the proxies?
The Board, on behalf of the Company, is soliciting proxies from the Company’s stockholders for the Annual Meeting. The Company will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners.
However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $25,000, plus reasonable out-of-pocket expenses.
Information About Attending the 2026 Annual Meeting
How can I attend the annual meeting?
Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/ SYF2026. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYF2026 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting. Online check-in will begin at 8:45 a.m., Eastern Time, and we recommend that you allow for time to complete the online check-in procedure. Technical support will be available to shareholders experiencing technical difficulties accessing or participating in the meeting through contacts listed on the virtual meeting site.

72 / 2026 Annual Meeting and Proxy Statement

Additional Information
Other Business
The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.
Annual Report and Company Information
A copy of our 2025 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchrony.com under “Filings & Regulatory—SEC Filings.”
Stockholder Proposals for the 2027 Annual Meeting
Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 30, 2026. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.
With respect to proposals submitted by a stockholder for consideration at our 2027 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than February 24, 2027, nor later than March 26, 2027. Such notice must contain the information required by our Bylaws.
Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2027 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 30, 2026, nor later than December 30, 2026. Stockholders who wish to propose director nominees at the 2027 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than February 24, 2027, nor later than March 26, 2027, and such notice must otherwise comply with our Bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Important Notice Regarding Internet Availability of Proxy Materials for the 2026 Annual Meeting to be held on June 24, 2026
Our proxy materials relating to our Annual Meeting (Notice, proxy statement and annual report) are available at www.proxyvote.com.
2026 Annual Meeting and Proxy Statement / 73

777 Long Ridge Road Stamford, CT 06902	synchrony.com

synchrony

SYNCHRONY FINANCIAL
777 LONG RIDGE ROAD
STAMFORD, CT 06902

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SYF2026**

You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 23, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94548-P49055 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNCHRONY FINANCIAL

The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian D. Doubles	☐	☐	☐
1b. Fernando Aguirre	☐	☐	☐
1c. Paget L. Alves	☐	☐	☐
1d. Kamila Chytil	☐	☐	☐
1e. Daniel Colao	☐	☐	☐
1f. Arthur W. Coviello, Jr.	☐	☐	☐
1g. Deborah Ellinger	☐	☐	☐
1h. Roy A. Guthrie	☐	☐	☐
1i. Jeffrey G. Naylor	☐	☐	☐
1j. Bill Parker	☐	☐	☐
1k. Laurel J. Richie	☐	☐	☐
1l. Ellen M. Zane	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2026.	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

NOTE: All shares will be voted as instructed. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, in accordance with the Board of Directors recommendations. In their discretion, the proxies are authorized to vote upon any other matter as may properly be presented at the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SYNCHRONY FINANCIAL
2026 ANNUAL MEETING OF STOCKHOLDERS
JUNE 24, 2026
9:00 A.M., EASTERN TIME

www.virtualshareholdermeeting.com/SYF2026

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M., Eastern Time on June 23, 2026.

Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V94549-P49055

PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS
SYNCHRONY FINANCIAL
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Brian D. Doubles, Jonathan S. Mothner, and Brian J. Wenzel, Sr., and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of April 27, 2026, at the 2026 Annual Meeting of Stockholders to be held on June 24, 2026, beginning at 9:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2026, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, this proxy will be voted in accordance with the Board of Directors' recommendations.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Continued and to be signed on reverse side